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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of
The Securities Exchange Act of 1934 (Amendment No.        )

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☐	Definitive Proxy Statement
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NIKE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NIKE, Inc.
One Bowerman Drive
Beaverton, Oregon 97005-6453
August 12, 2005
To Our Shareholders:
      You are cordially invited to attend the annual meeting of shareholders of NIKE, Inc. to be held at the Cannon Center for the Performing Arts at the Memphis Cook Convention Center, 255 North Main Street, Memphis, Tennessee 38103, on Tuesday, September 20, 2005, at 10:00 A.M. Central Time. Registration will begin at 9:00 A.M.
      I believe that the annual meeting provides an excellent opportunity for shareholders to become better acquainted with NIKE and its directors and officers. I hope that you will be able to attend. Highlights of the meeting will be available on videotape by calling 1-800-640-8007 following the meeting.
      Whether or not you plan to attend, the prompt execution and return of your proxy card will both assure that your shares are represented at the meeting and minimize the cost of proxy solicitation.

Sincerely,

Philip H. Knight
Chairman of the Board

Notice of Annual Meeting of Shareholders
September 20, 2005
To the Shareholders of NIKE, Inc.
      The annual meeting of shareholders of NIKE, Inc., an Oregon corporation, will be held on Tuesday, September 20, 2005, at 10:00 A.M., at the Cannon Center for the Performing Arts at the Memphis Cook Convention Center, 255 North Main Street, Memphis, Tennessee 38103, for the following purposes:

1. To elect a Board of Directors for the ensuing year.

2. To amend the Articles of Incorporation to increase the number of authorized shares.

3. To re-approve and amend the NIKE, Inc. Executive Performance Sharing Plan.

4. To amend the NIKE, Inc. 1990 Stock Incentive Plan.

5. To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm.

6. To transact such other business as may properly come before the meeting.
      All shareholders are invited to attend the meeting. Shareholders of record at the close of business on July 25, 2005, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting. You must present an admission ticket enclosed in this Proxy Statement.

By Order of the Board of Directors

LINDSAY D. STEWART
Secretary
Beaverton, Oregon
August 12, 2005
Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope, or vote by telephone or over the internet following the instructions on the proxy.

PROXY STATEMENT
VOTING SECURITIES
PROPOSAL 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
Option Grants in the Fiscal Year Ended May 31, 2005
Aggregated Option Exercises in the Fiscal Year Ended May 31, 2005 and Fiscal Year-End Option Values
Long-Term Incentive Plans Awards in Fiscal Year Ended May 31, 2005
Equity Compensation Plans
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
PROPOSAL 2 APPROVAL OF INCREASE IN AUTHORIZED COMMON STOCK
PROPOSAL 3 RE-APPROVAL AND AMENDMENT OF EXECUTIVE PERFORMANCE SHARING PLAN
PROPOSAL 4 APPROVAL OF AMENDMENT TO THE 1990 STOCK INCENTIVE PLAN
PROPOSAL 5 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
OTHER MATTERS
SHAREHOLDER PROPOSALS

PROXY STATEMENT
       The enclosed proxy is solicited by the Board of Directors of NIKE, Inc. (“NIKE” or the “Company”) for use at the annual meeting of shareholders to be held on September 20, 2005, and at any adjournment thereof (the “Annual Meeting”). The Company expects to mail this proxy statement and the enclosed proxy to shareholders on or about August 12, 2005.
      The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers and employees of the Company, without extra compensation, may also solicit proxies personally or by telephone. The Company has retained ADP Investor Communications Services, 51 Mercedes Way, Edgewood, New York, to assist in the solicitation of proxies from nominees and brokers at an estimated fee of $9,000 plus related out-of-pocket expenses. Copies of proxy solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to the beneficial owners of shares held in their names.
      All valid proxies properly executed and received by the Company prior to the Annual Meeting will be voted in accordance with the instructions specified in the proxy. Where no instructions are given, shares will be voted FOR (1) the election of each of the named nominees for director, (2) the approval of the increase in the authorized common stock, (3) re-approval and amendment of the NIKE, Inc. Executive Performance Sharing Plan, (4) amendment of the NIKE, Inc. 1990 Stock Incentive Plan, and (5) ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm. A shareholder may choose to strike the names of the proxy holders named in the enclosed proxy and insert other names.
      A shareholder giving the enclosed proxy has the power to revoke it at any time before it is exercised by affirmatively electing to vote in person at the meeting or by delivering to John F. Coburn III, Assistant Secretary of NIKE, either an instrument of revocation or an executed proxy bearing a later date.
VOTING SECURITIES
      Holders of record of NIKE’s Class A Common Stock (“Class A Stock”) and holders of record of NIKE’s Class B Common Stock (“Class B Stock”), at the close of business on July 25, 2005, will be entitled to vote at the Annual Meeting. On that date, 65,676,484 shares of Class A Stock and 195,976,930 shares of Class B Stock were issued and outstanding. Neither class of Common Stock has cumulative voting rights.
      Each share of Class A Stock and each share of Class B Stock is entitled to one vote on every matter submitted to the shareholders at the Annual Meeting. With regard to Proposal 1, the election of directors, the holders of Class A Stock and the holders of Class B Stock will vote separately. Holders of Class B Stock are currently entitled to elect 25 percent of the total Board, rounded up to the next whole number. Holders of Class A Stock are currently entitled to elect the remaining directors. Under this formula, holders of Class B Stock, voting separately, will elect three directors, and holders of Class A Stock, voting separately, will elect seven directors. Holders of Class A Stock and holders of Class B Stock will vote separately on Proposal 2 and together as one class on Proposals 3, 4 and 5.
PROPOSAL 1
ELECTION OF DIRECTORS
      A Board of 10 directors will be elected at the Annual Meeting. All of the nominees were elected at the 2004 annual meeting of shareholders except for Orin C. Smith, William D. Perez, and John G. Connors, who were appointed to the Board of Directors on September 20, 2004, December 28, 2004, and April 14, 2005, respectively. Directors will hold office until the next annual meeting of shareholders or until their successors are elected and qualified. Delbert J. Hayes, who has served on the Board of Directors since 1975, has chosen to retire from the Board at the Annual Meeting, and accordingly will not stand for election at the Annual Meeting. The Company appreciates greatly his distinguished service and valuable contributions to NIKE.
      Jill K. Conway, Alan B. Graf, Jr., and Jeanne P. Jackson are nominated by the Board of Directors for election by the holders of Class B Stock. The other seven nominees are nominated by the Board of Directors for election by the holders of Class A Stock.
      Under Oregon law, if a quorum of each class of shareholders is present at the Annual Meeting, the seven director nominees who receive the greatest number of votes cast by holders of Class A Stock and the three director nominees who receive the greatest number of votes cast by holders of Class B Stock will be elected directors. Abstentions and broker non-votes will have no effect on the results of the vote. Unless otherwise instructed, proxy holders will vote the proxies they receive for the nominees listed below. If any nominee becomes unable to serve, the holders of the proxies may, in their discretion, vote the shares for a substitute nominee or nominees designated by the Board of Directors.
      Background information on the nominees as of July 15, 2005, appears below:
Nominees for Election by Class A Shareholders
      John G. Connors — Mr. Connors, 46, a director since April 2005, is a partner in Ignition Partners LLC, a Seattle-area venture capital firm. Mr. Connors served as Senior Vice President and Chief Financial Officer of Microsoft Corporation from December 1999 to May 2005. He joined Microsoft in 1989 and held various management positions, including Corporate Controller from 1994 to 1996, Vice President, Worldwide Enterprise Group in 1999, and Chief Information Officer from 1996 to 1999. Mr. Connors is also a member of the Board of Trustees — Nature Conservancy of Montana.

      Ralph D. DeNunzio — Mr. DeNunzio, 73, a director since 1988, is President of Harbor Point Associates, Inc., New York, New York, a private investment and consulting firm. Mr. DeNunzio was employed by the investment banking firm of Kidder, Peabody & Co. Incorporated from 1953 to 1987, where he served as President from 1977 to 1986, as Chief Executive Officer from 1980 to 1987 and as Chairman of the Board of Directors from 1986 to 1987. Mr. DeNunzio served as Vice Chairman and Chairman of the Board of Governors of the New York Stock Exchange from 1969 to 1972 and was President of the Securities Industry Association in 1981. In 1970, Mr. DeNunzio headed the Securities Industry Task Force, which led to enactment of the Securities Investor Protection Act of 1970 and establishment of the Securities Investor Protection Corporation.
      Douglas G. Houser — Mr. Houser, 70, a director since 1970, has been a partner in the Portland, Oregon law firm of Bullivant, Houser, Bailey since 1965. Mr. Houser is a trustee of Willamette University and a Fellow in the American College of Trial Lawyers, and has served as a member of the Board of Governors and Treasurer of the Oregon State Bar Association and as a Director of the Rand Corporation, Institute for Civil Justice Board of Overseers.
      Philip H. Knight — Mr. Knight, 67, a director since 1968, is Chairman of the Board of Directors of NIKE. Mr. Knight is a co-founder of the Company and, except for the period from June 1983 through September 1984, served as its President from 1968 to 1990, and from June 2000 to 2004. Prior to 1968, Mr. Knight was a certified public accountant with Price Waterhouse and Coopers & Lybrand and was an Assistant Professor of Business Administration at Portland State University.
      William D. Perez — Mr. Perez, 57, a director since December 2004, is President and Chief Executive Officer of NIKE. Immediately prior to joining NIKE, he was President and Chief Executive Officer of S. C. Johnson & Son, Inc. in Racine, Wisconsin, a position he held since 1997. Mr. Perez joined S. C. Johnson & Son, Inc. in 1970, where he held a number of senior positions in marketing, regional management, and global management, becoming President and Chief Operating Officer of Worldwide Consumer Products in 1993. Mr. Perez is also a director of Kellogg Company, where he serves on the Audit Committee and the Consumer Marketing Committee.
      Orin C. Smith — Mr. Smith, 62, a director since September 2004, was President and Chief Executive Officer of Starbucks Corporation from 2000 to 2005. He joined Starbucks as Vice President and Chief Financial Officer in 1990, became President and Chief Operating Officer in 1994, and became a director of Starbucks in 1996. Prior to joining Starbucks, Mr. Smith spent a total of 14 years with Deloitte & Touche. He was later the Executive Vice President and Chief Financial Officer of two transportation companies. Between these assignments, he was Chief Policy and Finance Officer in the administrations of two Washington State Governors.
      John R. Thompson, Jr. — Mr. Thompson, 64, a director since 1991, was head coach of the Georgetown University men’s basketball team from 1972 until 1998. Mr. Thompson serves as Assistant to the President of Georgetown for Urban Affairs. Mr. Thompson was head coach of the 1988

United States Olympic basketball team. He is a past President of the National Association of Basketball Coaches and presently serves on its Board of Governors.
Nominees for Election by Class B Shareholders
      Jill K. Conway — Dr. Conway, 70, a director since 1987, is currently a Visiting Scholar with the Massachusetts Institute of Technology’s Program in Science, Technology and Society. Dr. Conway was a Professor of History and President of Smith College, Northampton, Massachusetts, from 1975 to 1985. She was affiliated with the University of Toronto from 1964 to 1975, and held the position of Vice President, Internal Affairs from 1973 to 1975. Dr. Conway holds numerous Honorary Doctorates from North American universities. She is also a director of Merrill Lynch & Co., Inc. and Colgate-Palmolive Company.
      Alan B. Graf, Jr. — Mr. Graf, 51, a director since 2002, is the Executive Vice President and Chief Financial Officer of FedEx Corporation, a position he has held since 1998, and is a member of FedEx Corporation’s Executive Committee. Mr. Graf joined FedEx Corporation in 1980 and was Senior Vice President and Chief Financial Officer for FedEx Express, FedEx’s predecessor, from 1991 to 1998. He is also a director of Kimball International, Inc. and Mid-America Apartment Communities, Inc.
      Jeanne P. Jackson — Ms. Jackson, 53, a director since 2001, is Founder and CEO of MSP Capital, a private investment company. Ms. Jackson was CEO of Walmart.com from March 2000 to January 2002. She was with Gap, Inc., as President and CEO of Banana Republic from 1995-2000, also serving as CEO of Gap, Inc. Direct from 1998-2000. Since 1978, she has held various retail management positions with Victoria’s Secret, The Walt Disney Company, Saks Fifth Avenue, and Federated Department Stores. Ms. Jackson is a Trustee of the United States Ski and Snowboard Team, and serves on the Board of Advisors of the Harvard Graduate School of Business. She is also a director of McDonald’s Corporation, Nordstrom, Inc., and Williams-Sonoma, Inc.
Board of Directors and Committees
      The Board currently has an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee, a Finance Committee, a Corporate Responsibility Committee, and a Compensation Committee, and may also appoint other committees from time to time. Each committee has a written charter; all such charters, as well as the Company’s corporate governance guidelines, are available at the Company’s internet website (www.nikebiz.com) and will be provided in print to any shareholder who submits a request in writing to NIKE Investor Relations, One Bowerman Drive, Beaverton, Oregon 97005-6453. There were six meetings of the Board of Directors during the last fiscal year. Each director attended at least 75 percent of the total number of meetings of the Board of Directors and committees on which he or she served. The Company encourages all directors to attend each annual meeting of shareholders, and all directors attended the 2004 Annual Meeting.

      Pursuant to New York Stock Exchange rules, in order for a director to qualify as “independent,” the Board of Directors must affirmatively determine that the director has no material relationship with the Company that would impair the director’s independence. The rules permit the Board to adopt categorical standards under which relationships will be deemed immaterial without any specific Board determination. Accordingly, the Board has determined that commercial or charitable relationships below the following thresholds will not be considered material relationships that impair a director’s independence: (i) if a NIKE director or immediate family member is an executive officer of another company that does business with NIKE and the annual sales to, or purchases from, NIKE are less than one percent of the annual revenues of the other company; and (ii) if a NIKE director or immediate family member serves as an officer, director or trustee of a charitable organization, and NIKE’s contributions to the organization are less than one percent of that organization’s total annual charitable receipts. After applying this categorical standard, the Board of Directors has determined that all directors, except Mr. Knight and Mr. Perez who are executive officers of the Company, have no material relationship with the Company and, therefore, are independent.
      Executive sessions of non-management directors (consisting of all directors other than Mr. Knight and Mr. Perez) are regularly scheduled and held at least once each year. The position of presiding director at these executive sessions is rotated among the Chairs of the various Board committees, other than the Executive Committee, so there is no single lead director.
      The Executive Committee of the Board is currently composed of Messrs. Knight (Chairman), Perez, and Houser. The Executive Committee is authorized to act on behalf of the Board on all corporate actions for which applicable law does not require participation by the full Board. In practice, the Executive Committee acts in place of the full Board only when emergency issues or scheduling make it difficult or impracticable to assemble the full Board. All actions taken by the Executive Committee must be reported at the next Board meeting. The Executive Committee held no formal meetings during the fiscal year ended May 31, 2005, but took actions from time to time pursuant to written consent resolutions.
      The Audit Committee is currently composed of Messrs. Graf (Chairman), Connors, Hayes and Smith. The Board has determined that each member of the Audit Committee meets all applicable independence and financial literacy requirements under the New York Stock Exchange listing standards. The Board has also determined that Mr. Graf is an “audit committee financial expert” as defined in regulations adopted by the Securities and Exchange Commission. The Audit Committee is responsible for the engagement or discharge of the independent registered public accountants, reviews and approves services provided by the independent registered public accountants, and reviews with the independent registered public accountants the scope and results of their annual examination of the Company’s consolidated financial statements and any recommendations they may have. The Audit Committee also reviews the Company’s procedures with respect to maintaining books and records, the adequacy and implementation of internal auditing, accounting, disclosure, and financial controls, and the Company’s policies concerning financial reporting and business practices. In 2005, the Charter of the

Audit Committee was amended. A copy of the Charter is attached to this Proxy Statement as Exhibit A. The Audit Committee met 13 times during the fiscal year ended May 31, 2005.
      The Nominating and Corporate Governance Committee is currently composed of Mr. DeNunzio (Chairman), Dr. Conway, and Mr. Houser. The Board has determined that each member of the Nominating and Corporate Governance Committee meets all applicable independence requirements under the New York Stock Exchange listing standards. The Nominating and Corporate Governance Committee identifies individuals qualified to become Board members, recommends director nominees for election at each annual shareholder meeting, and develops and recommends corporate governance guidelines and standards for business conduct and ethics. The committee also oversees the annual self-evaluations of the Board and its committees and makes recommendations to the Board concerning the structure and membership of the other Board committees. The Nominating and Corporate Governance Committee met eight times during the fiscal year ended May 31, 2005.
      The Finance Committee is currently composed of Messrs. Smith (Chairman), DeNunzio, and Hayes. The Finance Committee considers long-term financing options and needs of the Company, long-range tax and currency issues facing the Company, and management recommendations concerning major capital expenditures and material acquisitions or divestments. The Finance Committee met six times during the fiscal year ended May 31, 2005.
      The Corporate Responsibility Committee is currently composed of Dr. Conway (Chair), Ms. Jackson and Messrs. Houser and Thompson. The Corporate Responsibility Committee reviews significant activities and policies regarding labor and environmental practices, community affairs, charitable and foundation activities, diversity and equal opportunity, and environmental and sustainability initiatives, and makes recommendations to the Board of Directors. The Corporate Responsibility Committee met five times during the fiscal year ended May 31, 2005.
      The Compensation Committee is currently composed of Mr. DeNunzio (Chairman), Dr. Conway, and Mr. Thompson. The Compensation Committee determines the Chief Executive Officer’s compensation and makes recommendations to the Board regarding other officers’ compensation, management incentive compensation arrangements and profit sharing plan contributions. The Compensation Committee also grants stock options and restricted stock bonuses under the NIKE, Inc. 1990 Stock Incentive Plan, and determines targets and awards under the NIKE, Inc. Executive Performance Sharing Plan and the NIKE, Inc. Long-Term Incentive Plan. The Compensation Committee met six times during the fiscal year ended May 31, 2005.
Director Nominations
      The Nominating and Corporate Governance Committee identifies potential director candidates through a variety of means, including recommendations from members of the Committee or the Board, suggestions from Company management, and shareholder recommendations. The committee also may, in its discretion, engage director search firms to identify candidates. Shareholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by submitting a written recommendation to the Committee, c/o John F. Coburn III, Assistant Secretary, NIKE, Inc., One Bowerman Drive, Beaverton, Oregon 97005-6453. The recommendation should include the candidate’s name, age, qualifications (including principal occupation and employment history), and written consent to be named as a nominee in the Company’s proxy statement and to serve as a director, if elected.
      As provided in the Company’s Corporate Governance Guidelines, nominees for director are selected on the basis of their character, judgment, business experience and acumen, understanding of the Company’s business, diversity, specific skills needed by the Board, and ability to devote time to Board responsibilities. In considering the re-nomination of an incumbent director, the Nominating and Corporate Governance Committee reviews the director’s overall service to the Company during his or her term, including the number of meetings attended, level of participation and quality of performance, as well as any special skills or diversity that such director brings to the Board. All potential new director candidates, whether recommended by shareholders or identified by other means, are initially screened by the Chair of the Nominating and Corporate Governance Committee, who may seek additional information about the background and qualifications of the candidate, and who may determine that a candidate does not have qualifications that merit further consideration by the full committee. With respect to new director candidates who pass the initial screening, the Nominating and Corporate Governance Committee meets to discuss and consider each candidate’s qualifications and potential contributions to the Board, and determines by majority vote whether to recommend such candidates to the Board of Directors. The final decision to either elect a candidate to fill a vacancy between Annual Meetings or include a candidate on the slate of nominees proposed at an Annual Meeting is made by the Board of Directors.
Shareholder Communications with Directors
      Shareholders desiring to communicate directly with the Board of Directors, with the non-management directors, or with any individual director, may do so in writing addressed to the intended recipient or recipients, c/o John F. Coburn III, Assistant Secretary, NIKE, Inc., One Bowerman Drive, Beaverton, Oregon 97005-6453. All such communications will be reviewed, compiled as necessary, and then forwarded to the designated recipient or recipients in a timely manner.
Code of Business Conduct and Ethics
      The NIKE Code of Ethics (“Code”) is available at the Company’s internet website (www.nikebiz.com) and will be provided in print without charge to any shareholder who submits a request in writing to NIKE Investor Relations, One Bowerman Drive, Beaverton, Oregon 97005-6453. The Code applies to the Company’s chief executive officer and senior financial officers, and to all other Company directors, officers and employees. The Code provides that any waiver of the Code may be made only by the Board. Any such waiver in favor of a director or executive officer will be publicly disclosed. The Company plans to disclose amendments to, and waivers from, the Code on the Company’s internet website: www.nikebiz.com.
Director Compensation and Retirement Plan
      Messrs. Knight and Perez do not receive additional compensation for their services as directors. Directors are reimbursed for travel and other expenses incurred in attending Board meetings. Pursuant to elections made in fiscal 2000, Messrs. Hayes and Thompson, and Dr. Conway receive an annual fee of $22,000 per year, plus $2,000 for each Board meeting attended, $1,000 for each committee meeting attended, an annual grant of an option to purchase 4,000 shares of stock at the market price at grant, medical insurance, and $500,000 of life insurance coverage. Messrs. DeNunzio, Graf, Houser, Smith, Connors and Ms. Jackson, and all directors first elected after fiscal 2000, receive a fee of $40,000 per year, plus $2,000 for each Board meeting attended, $1,000 for each committee meeting attended, and an annual grant of an option to purchase 4,000 shares of stock at the market price at grant. However, they receive no medical or life insurance benefits. In exchange for electing the new compensation method in fiscal 2000, Messrs. DeNunzio and Houser also receive an annual grant of an option to purchase 1,000 shares of stock at the market price on the date of grant. Directors serving as chair to a board committee, except the Executive Committee, also receive an annual fee of $5,000 for each committee chaired.
      From 1989 to 1999, the Company provided certain retirement benefits to non-employee directors who retired after serving for five years or more. The plan provided that after ten years of service by a director, the Company would provide such director for the remainder of his or her life with $500,000 of life insurance and medical insurance at the levels provided by the Company to all of its employees at the time the director retires. The plan also provided that a director who had served for at least five years would receive an annual retirement cash payment for life, commencing on the later of age 65 or the date the director retires or ceases to be a member of the Board. The annual retirement cash payment ranged from $9,000 for five years of service up to a maximum of $18,000 for 10 or more years of service.
      In fiscal 2000, in an effort to reduce future retirement obligations, the Board of Directors approved a new retirement plan that allowed directors to make a one-time election to waive their future rights to annual retirement cash payments in exchange for a credit to a stock account under the Company’s Deferred Compensation Plan equal to the lump sum present value of the payments based on the actuarial life expectancy of each director. The number of shares of Class B Common Stock credited to each stock account was based on the market price of the stock on September 1, 1999. All current directors who were directors at that time elected the new plan. The number of shares of Class B Common Stock credited to the stock accounts of each director was: Dr. Conway, 4,165; Mr. DeNunzio, 3,852; Mr. Hayes, 4,217; Mr. Houser, 4,243; and Mr. Thompson, 3,271. Any non-employee directors first elected after fiscal 2000 do not receive retirement benefits.
      Directors first elected after the 1993 fiscal year must retire at age 72.

Stock Holdings of Certain Owners and Management
      The following table sets forth the number of shares of each class of NIKE securities beneficially owned, as of July 15, 2005, by (i) each person known to the Company to be the beneficial owner of more than 5 percent of any class of the Company’s securities, (ii) each of the directors and nominees for director, (iii) each executive officer listed in the Summary Compensation Table (“Named Officers”), and (iv) all nominees, Named Officers, and other executive officers as a group. Because Class A Stock is convertible into Class B Stock on a share-for-share basis, each beneficial owner of Class A Stock is deemed by the Securities and Exchange Commission to be a beneficial owner of the same number of shares of Class B Stock. Therefore, in indicating a person’s beneficial ownership of shares of Class B Stock in the table, it has been assumed that such person has converted into Class B Stock all shares of Class A Stock of which such person is a beneficial owner. For these reasons the table contains substantial duplications in the numbers of shares and percentages of Class A and Class B Stock shown for Messrs. Hayes and Knight; for Cardinal Fund I, L.P.; and for all directors and officers as a group.

		Shares
	Title of	Beneficially		Percent of
	Class	Owned(1)		Class(2)

John G. Connors	Class B	3,230
Medina, Washington
Jill K. Conway	Class B	25,368	(3)(4)
Boston, Massachusetts
Ralph D. DeNunzio	Class B	116,504	(3)(4)
Riverside, Connecticut
Alan B. Graf, Jr.	Class B	13,000	(3)
Memphis, Tennessee
Delbert J. Hayes	Class A	390,000		0.6%
Newberg, Oregon	Class B	552,900	(3)(4)	0.3%
Douglas G. Houser	Class B	88,196	(3)(4)
Portland, Oregon
Jeanne Jackson	Class B	11,800	(3)
Newport Coast, California
Philip H. Knight(6)	Class A	59,955,047	(5)	91.0%
Beaverton, Oregon	Class B	65,173,881	(5)	25.4%
William D. Perez(6)	Class B	124,862	(7)(8)
Beaverton, Oregon
Orin C. Smith	Class B
Seattle, Washington

			Shares
	Title of		Beneficially		Percent of
	Class		Owned(1)		Class(2)

John R. Thompson, Jr.	Class B		17,485	(3)(4)
Washington, D.C.
Charles Denson(6)	Class B		288,262	(3)(7)(9)(10)	0.1%
Portland, Oregon
Mindy Grossman(6)	Class B		80,995	(3)(9)
Beaverton, Oregon
Mark G. Parker(6)	Class B		375,327	(3)(7)(9)(10)	0.2%
Beaverton, Oregon
Gary M. DeStefano(6)	Class B		216,551	(3)(7)(9)
Beaverton, Oregon
Sojitz Corporation of America	Preferred	(11)	300,000		100.0%
Portland, Oregon
Cardinal Fund I, L.P.	Class A		1,950,000	(12)	3.0%
Fort Worth, Texas	Class B		14,718,131	(12)	7.5%
Janus Capital Management LLC	Class B		13,131,505	(13)	6.7%
Denver, Colorado
FMR Corp	Class B		11,092,911	(13)	5.7%
Boston, Massachusetts
Marisco Capital Management, LLC	Class B		10,434,732	(13)	5.3%
Denver, Colorado
All directors and executive officers as a group (25 persons)	Class A		60,345,047		91.6%
	Class B		68,005,732	(3)	26.6%

(1)	A person is considered to beneficially own any shares: (a) over which the person exercises sole or shared voting or investment power, or (b) of which the person has the right to acquire beneficial ownership at any time within 60 days (such as through conversion of securities or exercise of stock options). Unless otherwise indicated, voting and investment power relating to the above shares is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

(2)	Omitted if less than 0.1 percent.

(3)	These amounts include the right to acquire, pursuant to the exercise of stock options, within 60 days after July 15, 2005, the following numbers of shares:, 4,000 shares for Dr. Conway, 9,000 shares for Mr. DeNunzio, 9,000 shares for Mr. Graf, 4,000 shares for Mr. Hayes, 5,000 shares for Mr. Houser, 10,000 shares for Ms. Jackson, 10,000 shares for Mr. Thompson, 245,000 shares for Mr. Denson, 67,500 shares for Ms. Grossman, 307,500 shares for Mr. Parker,

181,000 shares for Mr. DeStefano, and 1,605,500 shares for the executive officer and director group.

(4)	Includes shares credited to accounts under the NIKE, Inc. Deferred Compensation Plan in the following amounts: 4,437 for Dr. Conway, 4,104 for Mr. DeNunzio, 4,493 for Mr. Hayes, 4,519 for Mr. Houser, and 3,485 for Mr. Thompson.

(5)	Does not include: (a) 814,790 Class A shares held by a limited partnership in which a corporation owned by Mr. Knight’s spouse is a co-general partner, (b) 65,224 Class A shares owned by such corporation, (c) 1,000,000 Class B shares held by the Knight Foundation, a charitable foundation in which Mr. Knight and his spouse are directors, (d) 1,950,000 Class A shares held by Oak Hill Strategic Partners, L.P., a limited partnership in which a company owned by Mr. Knight is a limited partner, and (e) 12,768,131 Class B shares held by Cardinal Fund I, L.P., a limited partnership in which Mr. Knight is a limited partner. Mr. Knight has disclaimed ownership of all such shares.

(6)	Executive officer listed in the Summary Compensation Table.

(7)	Includes shares held in accounts under the NIKE, Inc. 401(k) and Profit Sharing Plan for Messrs. Perez, Denson, Parker, and DeStefano in the amounts of 28, 4,511, 3,219, and 3,243 shares, respectively.

(8)	This amount includes 100,000 restricted shares granted on December 28, 2004 and 22,834 restricted shares granted on July 15, 2005 to Mr. Perez under the NIKE, Inc. 1990 Stock Incentive Plan. With respect to the 100,000-share grant, the restrictions lapse with respect to one-third of the shares on each of the first three anniversaries of the grant date, unless on or prior to December 28, 2007 Mr. Perez’s employment is terminated by the Company without cause or by Mr. Perez for good reason, in which case the 100,000 share grant will vest completely. With respect to the 22,834-share grant, the restrictions lapse with respect to one-fourth of the shares on each of the first four anniversaries of the grant date, unless employment terminates before that date, in which case any remaining restricted shares are forfeited.

(9)	These amounts include 10,209, 9,571, 10,209, and 11,485 restricted shares granted on July 18, 2003 to Mr. Denson, Ms. Grossman, Mr. Parker, and Mr. DeStefano respectively, under the NIKE, Inc. 1990 Stock Incentive Plan. The restrictions lapse with respect to one third of the shares on each of the first three anniversaries of the grant date, with the exception of Mr. DeStefano’s grant which will vest 100% on the third anniversary of the date, unless employment terminates before that date, in which case any remaining restricted shares are forfeited.

(10)	These amounts include 15,000 restricted shares granted on July 15, 2005 to each of Messrs. Parker and Denson under the NIKE, Inc. 1990 Stock Incentive Plan. The restrictions lapse with respect to one-third of the shares on each of the first three anniversaries of the grant date, unless employment terminates before that date, in which case any remaining restricted shares are forfeited.

(11)	Preferred Stock does not have general voting rights except as provided by law, and under certain circumstances as provided in the Company’s Restated Articles of Incorporation, as amended.

(12)	Includes 1,950,000 shares of Class A Common Stock held by Oak Hill Strategic Partners, L.P., which is under common control with Cardinal Fund I, L.P.

(13)	Information provided as of December 31, 2004 in Schedule 13G filed by the shareholder.

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10 percent shareholders are required by the regulations of the SEC to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended May 31, 2005 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.

EXECUTIVE COMPENSATION
      The following table discloses compensation awarded to, earned by, or paid to the Company’s former and current Chief Executive Officer and its next four most highly compensated executive officers for all services rendered by them in all capacities to the Company and its subsidiaries during the fiscal year ended May 31, 2005 and the two preceding fiscal years.
Summary Compensation Table

									Long-Term
		Annual Compensation							Compensation
							Restricted				All Other
Name and					Other Annual		Stock		Stock	LTIP	Compensation
Principal Position	Year	Salary($)	Bonus($)		Compensation($)		Awards($)		Options(#)	Payouts($)	($)(1)

Philip H. Knight	2005	1,270,769	1,554,665		—		—		—	386,860	244,160
Chairman (formerly	2004	1,392,308	2,278,282		—		—		—	456,000	99,053
Chief Executive	2003	1,350,000	1,121,840		—		—		—	320,000	87,195
Officer and President)
William D. Perez	2005	467,308	1,123,358		—		9,085,000	(2)	200,000	—	18,602	(3)
President and Chief Executive Officer
Mark G. Parker	2005	1,042,308	1,338,167		—		—		70,000	290,000	169,059	(4)
President	2004	992,308	1,270,759		—		800,000	(2)	70,000	228,000	81,226
NIKE Brand	2003	942,308	817,154		—		—		70,000	160,000	59,079
Charles Denson	2005	992,308	1,273,974		—		—		70,000	290,000	155,612
President	2004	934,615	1,196,878		—		800,000	(2)	70,000	228,000	72,050
NIKE Brand	2003	834,615	740,907		—		—		50,000	290,000	114,167
Mindy Grossman	2005	833,846	1,182,111	(6)	96,793	(5)	—		50,000	290,000	114,167
Vice President	2004	792,308	1,073,531	(6)	—		750,000	(2)	50,000	228,000	50,341
Apparel	2003	734,615	485,434		—		—		40,000	160,000	96,719
Gary M. DeStefano	2005	783,846	822,710	(6)	—		—		44,000	290,000	113,595
President	2004	742,308	769,361	(6)	—		600,000	(2)	44,000	228,000	53,796
USA Operations	2003	684,615	420,080		—		—		44,000	160,000	41,704

(1)	Includes contributions by the Company to the NIKE, Inc. 401(k) and Profit Sharing Plan for the fiscal year ended May 31, 2005 in the amount of $11,658 each for Mr. Knight and Ms. Grossman, $1,662 for Mr. Perez, $17,658 for Mr. Denson, and $19,858 each for Mr. Parker and Mr. DeStefano. Also includes contributions by the Company to the Deferred Compensation Plan for Mr. Knight, Mr. Parker, Mr. Denson, Ms. Grossman, and Mr. DeStefano of $232,502, $147,106, $137,954, $102,509, and $93,737, respectively.

(2)	Represents the value of restricted shares granted based on the closing market price of the Class B Stock on the grant date. On December 28, 2004, a restricted stock grant was made to Mr. Perez for 100,000 shares. On July 18, 2003, restricted stock grants were made to Mr. Parker and Mr. Denson for 15,314 shares, Ms. Grossman for 14,357 shares, and Mr. DeStefano for 11,485 shares. For the grants to Mr. Parker, Mr. Denson, and Ms. Grossman, the restrictions lapse with respect to one-

third of the shares on each of the first three anniversaries of the grant date. Mr. DeStefano’s grant will vest 100% on the third anniversary of the grant date. Mr. Perez’s grant restrictions lapse with respect to one-third of the shares on each of the first three anniversaries of the grant date, subject to acceleration if, on or prior to December 28, 2007, Mr. Perez’s employment is terminated by the Company without cause or by Mr. Perez for good reason. If employment terminates before the restrictions lapse, any remaining restricted shares are forfeited. Dividends on restricted shares are paid currently to the holders. On May 31, 2005 the number of remaining restricted shares and the dollar value of those shares based on the fair market value of $82.20 per share on that date was 100,000 shares with a value of $8,220,000 for Mr. Perez, 10,209 shares with a value of $1,678,360 for Mr. Parker and Mr. Denson, 9,571 shares with a value of $786,736 for Ms. Grossman, and 11,485 shares with a value of $994,067 for Mr. DeStefano.

(3)	Includes $16,940 of temporary lodging relocation expenses incurred during the fiscal year.

(4)	Includes above-market interest on deferred compensation for Mr. Parker in the amount of $2,095 for the 2005 fiscal year.

(5)	Represents additional compensation to Ms. Grossman for transportation expenses pursuant to her employment agreement, including $61,175 for the aggregate incremental cost of the use of Company aircraft, and gross up for taxes on such compensation.

(6)	Includes bonus outside the Executive Performance Sharing Plan for Ms. Grossman in the amount of $290,000 and $228,000 for fiscal 2005 and 2004, respectively, and for Mr. DeStefano in the amount of $40,000 and $30,000 for fiscal 2005 and 2004, respectively.

Option Grants in the Fiscal Year Ended May 31, 2005

					Potential Realizable Value
					at Assumed Annual Rates of
		% of Total			Stock Price Appreciation for
		Options Granted	Exercise or		Option Term(3)
	Options Granted	to Employees in	Base Price	Expiration
Name	(#)(1)	Fiscal Year	($/Share)(2)	Date	5% ($)	10% ($)

Philip H. Knight	—	—	—	—	—	—
William D. Perez	200,000	3.7	$90.85	12/27/14	$11,427,015	$28,958,300
Mark G. Parker	70,000	1.3	$73.21	7/15/14	$3,222,896	$8,167,451
Charles Denson	70,000	1.3	$73.21	7/15/14	$3,222,896	$8,167,451
Mindy Grossman	50,000	0.9	$73.21	7/15/14	$2,302,068	$5,833,894
Gary DeStefano	44,000	0.8	$73.21	7/15/14	$2,025,820	$5,133,826

(1)	The options shown in the table for Mr. Perez become exercisable with respect to one-third of the total number of shares on each of December 28, 2005, 2006, and 2007, except that Mr. Perez’s options will become vested if, on or prior to December 28, 2007, his employment is terminated by the Company without cause or by him for good reason. The options shown in the table with the expiration date of July 15, 2014 become exercisable with respect to 25% of the total number of shares on each of July 16, 2005, 2006, 2007, and 2008. All options for all individuals will become fully exercisable generally upon the approval by the Company’s shareholders of a merger, plan of exchange, sale of substantially all of the Company’s assets or plan of liquidation.

(2)	The exercise price is the market price of Class B Stock on the date the options were granted.

(3)	Assumed annual appreciation rates are set by the SEC and are not a forecast of future appreciation. The actual realized value depends on the market value of the Class B Stock on the exercise date, and no gain to the optionees is possible without an increase in the price of the Class B Stock. All assumed values are before taxes and do not include dividends.

Aggregated Option Exercises in the Fiscal Year
Ended May 31, 2005 and Fiscal Year-End Option Values

			Number of Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		Fiscal Year-End (#)		Fiscal Year-End ($)(1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Philip H. Knight	0	0	0	0	0	0
William D. Perez	0	0	0	200,000	0	0
Mark G. Parker	30,000	951,000	300,000	172,500	$10,330,612	$3,962,500
Charles Denson	0	0	177,500	172,500	$6,423,925	$3,962,500
Mindy Grossman	40,000	1,455,029	25,000	115,000	$789,750	$2,536,200
Gary DeStefano	0	0	138,000	109,000	$4,769,975	$2,513,480

(1)	Based on a fair market value as of May 31, 2005 of $82.20 per share. Values are stated on a pre-tax basis.
Long-Term Incentive Plans Awards in Fiscal Year Ended May 31, 2005

	Performance or Other Period
Name	Until Maturation or Payout(1)	Threshold ($)	Target ($)	Maximum ($)

Philip H. Knight(2)	Fiscal Years 2005 to 2007	60,000	600,000	900,000
William D. Perez	—	—	—	—
Mark G. Parker	Fiscal Years 2005 to 2007	50,000	500,000	750,000
Charles Denson	Fiscal Years 2005 to 2007	50,000	500,000	750,000
Mindy Grossman	Fiscal Years 2005 to 2007	40,000	400,000	600,000
Gary DeStefano	Fiscal Years 2005 to 2007	30,000	300,000	450,000

(1)	In June 2004, the Compensation Committee established a series of performance targets based on fiscal 2005 through 2007 revenues and earnings per share corresponding to award payouts ranging from 10% to 150% of the target awards. Participants will receive a payout at the average of the percentage levels corresponding to the results for the two targets, subject to the Committee’s discretion to reduce or eliminate any award based on Company or individual performance. Under the terms of the awards, on August 15, 2007 the Company would issue in the name of each participant a number of shares of Class B Stock with a value equal to the award payout based on the closing price of the Class B Stock on that date on the New York Stock Exchange, or pay all or part of that value in cash, at the election of the participant. The shares or cash will be 100% vested at that time. The Company’s performance in fiscal years 2003 to 2005 corresponded to an LTIP payout of 145% of the target awards for the performance period that ended on May 31, 2005.

(2)	In February 2005, in connection with Mr. Knight’s reduction in responsibilities following the hiring of Mr. Perez, the Compensation Committee determined that Mr. Knight’s LTIP awards for fiscal years 2004 to 2006 and fiscal years 2005 to 2007 would not be paid.

Equity Compensation Plans
      The following table summarizes equity compensation plans approved by shareholders and equity compensation plans that were not approved by the shareholders as of May 31, 2005:

			(c)
			Number of Securities
	(a)		Remaining Available for
	Number of Securities to	(b)	Future Issuance Under
	be Issued Upon	Weighted-Average	Equity Compensation
	Exercise of Outstanding	Exercise Price of	Plans (Excluding
	Options, Warrants and	Outstanding Options,	Securities Reflected
Plan Category	Rights	Warrants and Rights	in Column(a))

Equity compensation plans approved by shareholders(1)	19,240,696	$54.99	11,751,354
Equity compensation plans not approved by shareholders(2)	120,000	52.69	904,620

Total	19,360,696	$54.98	12,655,974

(1)	Includes 19,240,696 options outstanding subject to the 1990 Stock Incentive Plan. Includes 8,717,950 shares available for future issuance under the 1990 Stock Incentive Plan, 911,521 shares available for future issuance under the Long-Term Incentive Plan, and 2,121,883 shares available for future issuance under the Employee Stock Purchase Plan.

(2)	The Company has granted to a few consultants and directors nonqualified options to purchase NIKE Class B Stock. The options have terms ranging from 8 to 10 years, expiring at various times from 2006 to 2009, with exercise prices ranging from $49.19 to $55.81. All of the options are exercisable. Includes 904,620 shares available for future issuance under the Foreign Subsidiary Employee Stock Purchase Plan, pursuant to which shares are offered and sold to employees of selected non-U.S. subsidiaries of the Company on substantially the same terms as those offered to U.S. employees under the shareholder-approved Employee Stock Purchase Plan.
      Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following Performance Graph and the Report of the Compensation Committee below shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

Performance Graph
      The following graph demonstrates a five-year comparison of cumulative total returns for NIKE’s Class B Stock, the Standard & Poor’s 500 Stock Index, the Standard & Poor’s Footwear Index, and the Standard & Poor’s Apparel, Accessories & Luxury Goods Index. The graph assumes an investment of $100 on May 31, 2000 in each of the Company’s Common Stock, and the stocks comprising the Standard & Poor’s 500 Stock Index, the Standard & Poor’s Footwear Index, and the Standard & Poor’s Apparel, Accessories & Luxury Goods Index. Each of the indices assumes that all dividends were reinvested.
COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN AMONG NIKE, INC., S&P 500
INDEX, S&P FOOTWEAR INDEX AND S&P APPAREL,
ACCESSORIES & LUXURY GOODS INDEX

      The Standard & Poor’s Footwear Index consists of NIKE and Reebok International. Because NIKE is part of the S&P Footwear Index, the price and returns of NIKE stock have a substantial effect on this index. The Standard & Poor’s Apparel, Accessories & Luxury Goods Index consists of Liz Claiborne, Inc., VF Corp., and Jones Apparel. The Standard & Poor’s Footwear and Apparel, Accessories, and Luxury Goods Indices include companies in two major lines of business in which the Company competes. The indices do not encompass all of the Company’s competitors, nor all product categories and lines of business in which the Company is engaged.
      The Stock Performance shown on the Graph above is not necessarily indicative of future performance. The Company will not make nor endorse any predictions as to future stock performance.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
OF DIRECTORS ON EXECUTIVE COMPENSATION
      The Compensation Committee of the Board of Directors (the “Committee”) determines the compensation of the Chief Executive Officer and, subject to the approval of the Board of Directors, the compensation of the Company’s other four most highly compensated executive officers, and oversees the administration of executive compensation programs.
      Executive Compensation Policies and Programs. The Company’s executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize shareholder returns by achieving both short- and long-term strategic Company goals. The programs link each executive’s compensation directly to individual and Company performance. A significant portion of each executive’s total compensation is variable and dependent upon the attainment of strategic and financial goals, individual performance objectives, and the appreciation in value of the Common Stock.
      There are three basic components to the Company’s “pay for performance” system: base pay; annual incentive bonus; and long-term incentive compensation. Each component is addressed in the context of individual and Company performance, competitive conditions and equity among employees. In determining competitive compensation levels, the Company analyzes information from several independent surveys that include information regarding the general industry as well as other consumer product companies. Since the Company’s market for executive talent extends beyond the sports industry, the survey data includes global name-brand consumer product companies with median revenues of approximately $15 billion. A comparison of the Company’s financial performance with that of the companies and indices shown in the Performance Graph is only one of many factors considered by the Committee to determine executive compensation.
      Base Pay. Base pay is designed to be competitive (generally in the second or third quartile) as compared to salary levels for equivalent executive positions at other global consumer product companies. An executive’s actual salary within this competitive framework will vary based on responsibilities, experience, leadership, potential future contribution, and demonstrated individual performance (measured against strategic management objectives such as maintaining customer satisfaction, developing innovative products, strengthening market share and profitability, and expanding the markets for the Company’s products). The types and relative importance of specific financial and other business objectives vary among the Company’s executives depending on their positions and the particular operations or functions for which they are responsible. The Company’s philosophy and practice is to place a relatively greater emphasis on the incentive components of compensation.
      Annual Incentive Bonus. Each executive is eligible to receive an annual cash bonus under the Executive Performance Sharing Plan. The “target” level for that bonus, like the base salary level, is set with reference to Company-wide bonus programs, as well as competitive conditions. These target levels are intended to motivate the Company’s executives by providing substantial bonus payments for the achievement of financial goals within the Company’s business plan. An executive receives a percentage of his or her target bonus depending on the extent to which the Company achieves financial performance goals set by the Committee, as measured by the Company’s net income before taxes. Bonuses may exceed the target if the Company’s performance exceeds the goal.
      Long-Term Incentive Compensation. The long-term compensation program is tied directly to shareholder return. Under the current program, long-term incentive compensation consists of stock options, 25% of which vest in each of the four years after grant, and performance-based stock or cash awards under the Long-Term Incentive Plan (“LTIP”).
      Stock options are awarded with an exercise price equal to the fair market value of the Class B Stock on the date of grant. Accordingly, the executive is rewarded only if the market price of the Class B Stock appreciates. Since options vest over time, the Company periodically grants new options to provide continuing incentives for future performance. The size of previous grants and the number of options held are considered by the Committee, but are not entirely determinative of future grants. Like base pay, the grant is set with regard to competitive considerations, and each executive’s actual grant is based upon individual performance measured against the criteria described in the preceding paragraphs and the executive’s potential for future contributions. From time to time, executives may receive restricted stock awards, which vest over three or four years.
      Under the LTIP, the Committee has established a series of performance targets corresponding to awards of stock or cash ranging from 10% to 150% of the target awards. The performance targets have been based on revenues and earnings per share for performance periods of three years, in order to provide an incentive to achieve the Company’s longer-term performance goals. If performance targets are achieved, shares of stock or cash issued to executives are fully vested upon payment.
      Stock options and performance-based stock and cash awards under the LTIP are designed to align the interests of the Company’s executives with those of shareholders by encouraging executives to enhance the value of the Company and, hence, the price of the Class B Stock and the shareholders’ return. In addition, through deferred vesting and three-year performance periods, this component of the compensation system is designed to create an incentive for the individual executive to remain with the Company.
      Other Plans. The Company maintains combined profit sharing and 401(k) retirement plans, a non-qualified Deferred Compensation Plan, and Employee Stock Purchase Plans. Under the profit sharing retirement plan, the Company annually contributes to a trust on behalf of employees, including executive officers, an amount that in the past five fiscal years has equaled an annual contribution of between 3.20% to 5.69% of each employee’s eligible earnings. The percentage is determined by the Board of Directors.
      For fiscal 2005, under the terms of the profit sharing plan, each employee, including each executive officer, received a contribution to his or her plan account of 4% of the employee’s total eligible salary and bonus up to $205,000, and an additional 2.95% of the employee’s total eligible salary and bonus in excess of $87,900 and below $205,000. Under the terms of the Deferred Compensation Plan, employees, including executive officers, whose total eligible salary and bonus exceeds $205,000 receive a supplemental profit sharing contribution into a nonqualified deferred compensation account in an amount equal to the additional contribution they would have received under the profit sharing plan if not for the $205,000 cap on salary and bonus considered for purposes of that plan as required under IRS regulations. Accordingly, those employees each received supplemental contributions equal to 6.95% of their eligible salary and bonus in excess of $205,000. These profit sharing plans serve to retain employees and executives, since funds do not fully vest until after five years of employment with the Company.
      Under the 401(k) retirement plan, the Company contributes up to 4% of each employee’s earnings as a matching contribution for pre-tax salary deferred into the plan. This matching contribution is initially invested in Class B Stock, which strengthens the linkage between employee and shareholder interests.
      The Company’s Employee Stock Purchase Plan (“ESPP”) qualifies under Section 423 of the Internal Revenue Code. The ESPP allows employees to defer up to 10% of their annual compensation for purchases of Class B Stock, subject to certain limitations. The stock is purchased every six months at 85% of the lower of the price of the stock at the beginning or end of the six-month period. Pursuant to the Foreign Subsidiary Employee Stock Purchase Plan, the Company offers and sells Class B Stock on substantially identical terms to employees of selected non-U.S. subsidiaries. These plans are intended to encourage employee investment in the Company and to provide an incentive for employees to increase shareholder returns.
      Annual Reviews. Each year, the Committee reviews the executive compensation policies with respect to the linkage between executive compensation and the creation of shareholder value, as well as the competitiveness of the programs. The Committee determines what changes, if any, are appropriate in the compensation programs for the following year. In conducting the annual review, the Committee considers information provided by Human Resources staff and uses surveys and reports prepared by independent compensation consultants.
      Each year, the Committee, with the Chief Executive Officer and Human Resources staff, reviews the individual performance of each of the other four most highly compensated executive officers, and the Chief Executive Officer’s recommendations with respect to the appropriate compensation levels and awards. The Committee sets performance and bonus targets, and certifies awards, under the Executive Performance Sharing Plan and the LTIP, makes stock option grants and restricted stock awards, determines the compensation of the Chief Executive Officer, and makes recommendations to the Board of Directors for final approval of all other compensation matters. The Committee also reviews with the Chief Executive Officer and the Human Resources staff the financial and other strategic objectives, such as those identified above, for each of the named executive officers for the following year.

      For fiscal year 2005, the Company met targeted performance objectives set for named executive officers sufficient for a payout under the Executive Performance Sharing Plan. This resulted from increased profitability due to aligning costs with revenues, increased gross margin, and sales increases in key product categories and markets. Furthermore, the Company’s balance sheet and competitive position in the industry remained strong. The Company’s financial performance corresponded to bonuses of 143% of the individual target bonuses under the Executive Performance Sharing Plan, and 145% of the individual target payouts under the three-year LTIP.
      Chief Executive Officer. Mr. Perez was appointed President and Chief Executive Officer on December 28, 2004, succeeding Mr. Knight, who remains Chairman of the Board. Under the terms of the employment agreement between the Company and Mr. Perez, he received an initial stock option grant and an initial restricted stock bonus under the terms described in the tables on pages 13-15, an initial annual salary of $1,350,000, and an annual bonus target under the Company’s Performance Sharing Plan of 125% of his salary. He will also receive annual option grants of at least 150,000 shares, annual restricted stock bonus awards of at least $2,000,000 of Company stock, and annual $600,000 target awards under the Company’s three-year long-term incentive programs. He received special target awards under the Company’s long-term incentive plan of $600,000 for a two-year performance period and $283,000 for a one-year performance period. The agreement includes certain payments upon termination of employment described on page 24.
      In reviewing Mr. Perez’s performance, the Committee focused primarily on the Company’s performance in fiscal year 2005 following Mr. Perez’s appointment. The Company’s financial results demonstrated strong revenue and earnings growth. The Committee noted continued progress toward the achievement of various strategic objectives such as operational and supply chain efficiencies, growth in key product categories and regions, and revenue growth. The Committee also considered the other factors described above. Consistent with the plans and the employment agreement, Mr. Perez received a bonus of $1,003,008, of which $703,125 was guaranteed under the employment agreement. Future cash bonuses under the Executive Performance Sharing Plan are not guaranteed, except in certain situations of employment termination described on page 24. Mr. Perez also received a long-term bonus of $120,350, which is equal to the amount he would have received if he had been a participant in the remaining portion of the fiscal 2003-2005 performance period of the LTIP, with a target award of $83,000. The Committee increased Mr. Perez’s base salary for the 2006 fiscal year by 3.7% to $1,400,000.
      Mr. Knight served as President and Chief Executive Officer until December 28, 2004. He remains Chairman of the Board and an officer of the Company. Effective February 1, 2005, the Committee reduced Mr. Knight’s salary to $1,000,000 per year. Because Mr. Knight served as CEO for only part of the fiscal year, the Committee reduced his fiscal 2005 bonus and LTIP payout by one-third, to $1,554,665 and $386,860, respectively. The Committee also determined that Mr. Knight would not receive bonuses or LTIP awards or payouts for fiscal years after fiscal 2005.

      Section 162(m) of the Internal Revenue Code. In 2000 shareholders re-approved the Executive Performance Sharing Plan, in 2002 they re-approved the LTIP, and in 2003 they re-approved the stock incentive plan. It is proposed that shareholders amend and re-approve the Executive Performance Sharing Plan and the 1990 Stock Incentive Plan this year. The plans are each designed to satisfy the performance-based exception to the Section 162(m) limitation on deductibility with respect to incentive compensation for named executive officers, except that restricted stock bonuses do not qualify as performance based.

Members of the Compensation Committee:

Ralph D. DeNunzio, Chairman
Jill K. Conway
John R. Thompson, Jr.
Compensation Committee Interlocks and Insider Participation
      The members of the Compensation Committee of the Board of Directors during the fiscal year ended May 31, 2005 are listed above. The Committee is composed solely of independent, non-employee directors.
Employment Contracts and Termination of Employment and Change-in-Control Arrangements
      The Company has an employment agreement with President and Chief Executive Officer William D. Perez. Under the terms of this agreement, Mr. Perez will receive target bonuses under the Company’s annual Performance Sharing Plan of 125% of salary, annual option grants of at least 150,000 shares, annual restricted stock bonus awards of at least $2,000,000 of Class B Stock, and annual $600,000 target awards under the Company’s three-year long-term incentive programs. He will also participate in other employee benefit programs available to executives of the Company. If, on or prior to December 28, 2007, Mr. Perez’s employment is terminated by the Company without cause or by Mr. Perez for good reason, he will receive a severance payment equal to two years’ salary plus at least one year’s target annual bonus, and will have vesting accelerated on his initial stock option and restricted stock awards. If Mr. Perez’s employment is terminated by the Company without cause or by Mr. Perez for good reason after December 28, 2007, he will receive a severance payment equal to two years’ salary.
      An agreement between the Company and President of the NIKE Brand Mark G. Parker contains a covenant not to compete that extends for two years following the termination of his employment with the Company. The agreement provides that if Mr. Parker’s employment is terminated by the Company at any time, or if he voluntarily resigns after December 31, 2006 but before December 31, 2007, the Company will make monthly payments to him during the two-year noncompetition period in an amount equal to one-twelfth of his then current annual salary and target performance bonus (“Annual Nike

Income”). The agreement provides further that if Mr. Parker voluntarily resigns prior to December 31, 2006 or after December 31, 2007, the Company will make monthly payments to him during the two-year noncompetition period in an amount equal to one-twenty-fourth of his then current Annual Nike Income. If Mr. Parker is terminated without cause, the parties may mutually agree to waive the covenant not to compete, and if Mr. Parker is terminated for cause, the Company may unilaterally waive the covenant. If the covenant is waived, the Company will not be required to make the payments described above for the months as to which the waiver applies.
      The Company has a similar agreement with President of NIKE Brand Charles D. Denson that extends for two years following the termination of his employment with the Company. The agreement provides that if Mr. Denson’s employment is terminated by the Company at any time, or if he voluntarily resigns after December 31, 2006 but before December 31, 2007, the Company will make monthly payments to him during the two-year noncompetition period in an amount equal to one-twelfth of his then current annual salary and target performance bonus (“Annual Nike Income”). The agreement provides further that if Mr. Denson voluntarily resigns on or prior to December 31, 2006 or on or after December 31, 2007, the Company will make monthly payments to him during the two-year noncompetition period in an amount equal to one-twenty-fourth of his then current Annual Nike Income. If Mr. Denson is terminated without cause, the parties may mutually agree to waive the covenant not to compete, and if Mr. Denson is terminated for cause, the Company may unilaterally waive the covenant. If the covenant is waived, the Company will not be required to make the payments described above for the months as to which the waiver applies.
      The Company has an employment agreement and a covenant not to compete with Vice President Mindy Grossman that was renewed for a three-year term as of September 28, 2003. Under the new agreement, her base salary will be $800,000 per year, subject to annual increases based on performance. The Company will pay certain travel expenses for her and her family between New York City and Beaverton, Oregon, her target bonus under the Executive Performance Sharing Plan for fiscal 2004 and thereafter was set at 75 percent of her annual salary, and her target award level under the Long-Term Incentive Plan for all awards made in or after fiscal 2004 was set at $400,000. During the term of her contract, she is to be granted an option to purchase at least 50,000 shares of Class B Stock each year, which will generally vest with respect to 25% of each option on the first four anniversaries of the date of grant. If Ms. Grossman’s employment is terminated (i) without cause, (ii) by her for good reason, or (iii) due to disability, she will receive severance payments equal to one times her final annual salary and 60% of the salary earned year-to-date in the fiscal year of termination, and her initial option and restricted stock grants will be fully vested. In addition, if Ms. Grossman’s employment with the Company is terminated, the Company will make monthly payments to her during a one-year period of a covenant not to compete in an amount equal to her last monthly salary. The Company may unilaterally waive the covenant not to compete. If the covenant is waived, the Company will not be required to make the payments described above for the months as to which the waiver applies.

Certain Transactions and Business Relationships
      Mr. Knight makes his airplane available for business use by the Company for no charge. NIKE operates and maintains the aircraft. During fiscal 2005, Mr. Knight reimbursed the Company $309,578 for NIKE’s operating costs related to his personal use of this aircraft.
      On March 14, 2005, the Company and Mr. Perez entered into an aircraft time-sharing agreement, under which Mr. Perez may use the Company’s aircraft for personal use and reimburse the Company for its operating costs related to such use. During fiscal 2005, Mr. Perez reimbursed the Company $52,910 for NIKE’s operating costs related to his personal use of the aircraft.
PROPOSAL 2
APPROVAL OF INCREASE IN AUTHORIZED COMMON STOCK
      The Board of Directors recommends that shareholders of the Company approve an amendment to Article IV of the Company’s Restated Articles of Incorporation, as amended, to increase the Company’s authorized Class A Stock from 110,000,000 to 175,000,000 shares and the authorized Class B Stock from 350,000,000 shares to 750,000,000 shares. As of May 31, 2005, (a) a total of 71,881,484 shares of Class A Stock and 189,188,272 shares of Class B Stock were outstanding, (b) 71,881,484 shares of Class B Stock were reserved for issuance upon conversion of outstanding shares of Class A Stock, (c) 19,360,696 shares of Class B Stock were reserved for issuance upon exercise of outstanding stock options, and (d) a total of 12,655,974 shares of Class B Stock were reserved for future option grants and other issuances under the Company’s 1990 Stock Incentive Plan, Long-Term Incentive Plan and Employee Stock Purchase Plans. In addition, the Company has proposed to increase by 16,000,000 the number of shares of Class B Stock reserved for future issuance under the 1990 Stock Incentive Plan (see “Proposal 4 Approval of Amendment to the 1990 Stock Incentive Plan”). Accordingly, as of May 31, 2005, the Company had 38,118,516 unreserved Class A shares and, assuming shareholder approval of Proposal 4, 40,913,574 unreserved Class B shares available for issuance for other purposes.
      The reason for this amendment is to permit the Company to effect one or more stock splits by means of stock dividends. The Board of Directors has not approved such a split, but believes it to be desirable to have that flexibility in the future if the Board determines at such time that such action would be in the best interests of the Company.
      While the proposed amendment is intended to facilitate future stock splits or stock dividends, the shares could also be used for other purposes such as financings, compensation plans, business acquisitions and other general corporate purposes. The shares could be issued from time to time for such purposes as the Board may approve and, unless required by applicable law or stock exchange rules, no further vote of the shareholders will be required. The Board has no present plans, proposals or arrangements to issue any of the additional shares to be authorized under this Proposal 2 for any of those purposes.
      The authorization of additional shares of Common Stock could have an anti-takeover effect, although that is not the intention of this proposal. For example, without further shareholder approval, the Board of Directors could sell Common Stock in a private transaction to purchasers who would oppose a takeover, thereby potentially preventing a transaction favored by a majority of independent shareholders under which shareholders would have received a premium for their shares over then current market prices. Other existing provisions applicable to the Company that might have a material anti-takeover effect include (a) the right of holders of the Class A Stock (over 90% of which is held by Philip H. Knight) to elect a majority of the Company’s directors, which right continues to apply as long as the Class A Stock represents at least 12.5% of the total outstanding Common Stock; (b) the Oregon Control Share Act, which under certain circumstances would operate to deprive a person or group that acquires more than 20% of the outstanding Common Stock of voting rights with respect to those shares; (c) the Oregon Business Combination statute, which places restrictions on business combination transactions with persons or groups that own 15% or more of the outstanding Common Stock, unless the transaction is approved by the Board of Directors; and (d) provisions of outstanding employee and director options that accelerate vesting of options upon the occurrence of a change of control of the Company. The Board has no knowledge of any present efforts to accumulate shares of the Company’s Common Stock in the market or to gain control of the Company, and has no present intention to adopt any other provisions or enter into any other arrangements that would have a material anti-takeover effect.
      The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock the Company now has authorized. Holders of Common Stock do not have preemptive rights to subscribe to additional securities which may be issued by the Company.
      The Board of Directors considers this amendment advisable to provide flexibility for future stock splits, stock dividends and capital requirements. Approval of this amendment by the shareholders at the Annual Meeting may avoid the expensive procedure of calling and holding a special meeting of shareholders for such a purpose at a later date.
      Approval of Proposal 2 would require (i) the presence at the Annual Meeting of a majority of the outstanding shares of Class A Stock and a majority of the outstanding shares of Class B Stock, and (ii) that in each such class the number of shares voting in favor of this Proposal exceeds the number of shares voting against this Proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists but are not counted as voting either for or against and therefore have no effect on the results of the vote.

PROPOSAL 3
RE-APPROVAL AND AMENDMENT OF EXECUTIVE PERFORMANCE SHARING PLAN
      Section 162(m) of the Internal Revenue Code (the “Code”) prevents a publicly held corporation from taking federal income tax deductions for compensation in excess of $1 million per year paid to any of its chief executive officer or four other most highly compensated executive officers’. The Code, however exempts compensation that qualifies as “performance-based” as defined in regulations.
      The Board of Directors responded to this 1993 tax law by adopting the Executive Performance Sharing Plan (the “Plan”), which was approved by the shareholders at the fiscal 1996 annual meeting and then re-approved by the shareholders at the 2001 annual meeting. The purpose of the Plan is to satisfy Code requirements for shareholder-approved, performance-based compensation to preserve the Company’s income tax deduction for annual incentive bonus payments to its most highly compensated executive officers. The Plan is a continuation of the previously existing incentive bonus program for corporate officers, and is similar to the incentive bonus program for all employees of the Company.
      The Plan provides that it will terminate at the first shareholder meeting that occurs in the fifth fiscal year after the Company’s shareholders last approved the Plan. This provision is consistent with the tax law requirement that the Plan be re-approved by shareholders every five years in order for awards under the Plan to continue to qualify as performance-based compensation. Accordingly, unless the shareholders re-approve the Plan as requested in this proposal, the Plan will terminate at the Annual Meeting. If the shareholders re-approve the Plan, the Plan will be extended for an additional five years until the fiscal 2011 annual meeting.
      In addition, on June 16, 2005, the Board of Directors approved amendments to the Plan, subject to shareholder approval, to increase the per-employee limit on annual bonuses under the Plan from (i) the lesser of 150% of base salary or $2 million to (ii) the lesser of 200% of base salary or $5 million. The Company’s employment agreement with William D. Perez, President and Chief Executive Officer, provides for annual target awards under the Plan equal to 125% of his base salary with potential maximum payouts of 150% of the target awards for exceptional Company performance. His annual salary for fiscal 2006 is $1,400,000, so a payout to him at the higher performance levels will exceed both the existing 150% of base salary limit and the existing $2,000,000 limit under the Plan. Mr. Perez has acknowledged that his bonus compensation under the Plan for fiscal 2006 is subject to shareholder approval of this Proposal 3. The existing limits in the Plan were established in 1995, and the Board of Directors believes that changes in chief executive officer pay levels and practices since then as evidenced by Mr. Perez’s agreement make it necessary to increase these limits.
      The following summary of the Plan, as proposed to be amended, is qualified in its entirety by reference to the terms of the Plan, a copy of which is attached as Exhibit B to this Proxy Statement.

Description of the Plan
      Persons Covered. The persons covered by the Plan are all corporate officers of the Company. Under the Company’s Bylaws, corporate officers are those elected by the Board of Directors. The corporate officers currently comprise a total of 17 persons, 16 of which are executive officers. Other officers and employees of the Company will continue to be eligible to receive annual cash incentive bonuses outside of the Plan.
      Administration. Grants of target awards under the Plan and all other decisions regarding the administration of the Plan will be made by the Compensation Committee of the Board of Directors (the “Committee”). The Committee is comprised solely of “outside directors” as that term is defined in regulations under Section 162(m).
      Target Awards. Within 90 days of the beginning of each fiscal year of the Company, the Committee will establish for each corporate officer the performance target or targets and related target awards payable in cash upon meeting the performance targets for the year. Performance targets must be expressed as an objectively determinable level of performance of the Company or any subsidiary, division or other unit of the Company, based on one or more of the following: net income, net income before taxes, operating income, revenues, return on sales, return on equity, earnings per share, total shareholder return, or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, restructuring, or other special charges, as determined by the Committee at the time of establishing the performance target. The maximum target award for a corporate officer in any year will be the lesser of 200% of the officer’s base salary established at the beginning of the year, or $5 million.
      Determination of Award Payouts. At the end of each fiscal year, the Committee will certify the attainment of the performance targets and the calculation of the payouts of the related target awards. No award shall be paid if the related performance target is not met, but the Committee may, in its discretion, reduce or eliminate an officer’s calculated award based on circumstances relating to the performance of the Company or the officer.
      Amendment and Termination. The Plan may be amended by the Committee, with the approval of the Board of Directors, at any time except to the extent that shareholder approval would be required to maintain the qualification of Plan awards as performance-based compensation. Unless again re-approved by the shareholders, the Plan will terminate at the first meeting of shareholders of the Company in the Company’s 2011 fiscal year.
      2006 Target Awards. In June 2005, the Committee established performance targets and target awards under the Plan for the corporate officers for fiscal 2006. As in prior years, target awards for fiscal 2006 are based on the achievement of pre-established target levels of net income before taxes. The actual amounts to be paid under those awards cannot be determined at this time, as such amounts are dependent upon the Company’s performance for the current fiscal year. However, Mr. Perez’s target award under the Plan for fiscal 2006 is $1,750,000, Mr. Knight will not be participating in the Plan for

2006, and the actual bonus compensation received by the other Named Officers under the Plan in fiscal 2005 is shown in the Summary Compensation Table on page 13. All corporate officers as a group, including the Named Officers, received bonus compensation under the Plan for fiscal 2005 of $10,728,665.
Board Recommendation
      The Board of Directors recommends that shareholders vote FOR re-approval of the Plan. Holders of Class A Stock and Class B Stock will vote together as a single class on Proposal 3. If a quorum is percent at the Annual Meeting, Proposal 3 will be approved if the number of shares voted in favor of the proposal exceeds the number of shares voting against the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists, but are not counted as voting either for or against and therefore have no effect on the results of the vote.
PROPOSAL 4
APPROVAL OF AMENDMENT TO THE 1990 STOCK INCENTIVE PLAN
      The Board of Directors believes that the availability of stock options and other stock-based incentives under the Company’s 1990 Stock Incentive Plan (the “1990 Plan”) is important to the Company’s ability to attract and retain experienced employees and to provide an incentive for them to exert their best efforts on behalf of the Company. As of July 25, 2005, out of a total of 50,000,000 shares of Class B Stock reserved for issuance under the 1990 Plan, only 3,321,162 shares remained available for grant. The Board of Directors believes additional shares will be needed under the 1990 Plan to provide appropriate incentives to key employees. Accordingly, on June 16, 2005 the Board of Directors approved an amendment to the 1990 Plan, subject to shareholder approval, to reserve an additional 16,000,000 shares of Class B Stock for the 1990 Plan, thereby increasing the total number of shares reserved for issuance under the 1990 Plan from 50,000,000 to 66,000,000 shares. The additional 16,000,000 shares proposed for issuance under the 1990 Plan represent 8.2% of the total outstanding Class A Stock and Class B Stock as of July 25, 2005. In addition, the Board of Directors has approved an amendment to the 1990 Plan, subject to shareholder approval, to increase the per-employee limit on grants of options and stock appreciation rights under the 1990 Plan from 200,000 shares to 400,000 shares annually. A shareholder-approved per-employee limit on grants of options and stock appreciation rights is required to comply with regulations under Section 162(m) of the Code. See “Tax Consequences.”
      Grants of stock options under the 1990 Plan, net of option cancellations, totaled 5,005,000 shares in fiscal 2005, 4,636,000 shares in fiscal 2004 and 4,565,000 shares in fiscal 2003, or an average of 1.8% of the outstanding Common Stock per year. Grants of restricted stock bonuses under the 1990 Plan totaled 114,343 shares in fiscal 2005, 148,134 shares in fiscal 2004 and 9,358 shares in fiscal 2003. On July 15,

2005, the Compensation Committee granted options for a total of 5,443,295 shares of Class B Stock and restricted stock bonuses for a total of 52,834 shares of Class B Stock. The 1990 Plan does not authorize the Company to reprice stock options and, accordingly, current rules of the New York Stock Exchange prohibit the Company from repricing stock options.
      The complete text of the 1990 Plan, marked to show the proposed amendment, is attached to this proxy statement as Exhibit C. The following description of the 1990 Plan is a summary of certain provisions and is qualified in its entirety by reference to Exhibit C.
Description of the 1990 Plan
      Eligibility. All employees, officers and directors of the Company and its subsidiaries, as well as consultants, advisors and independent contractors to the Company, are eligible to be selected for awards under the 1990 Plan. The number of persons who currently hold options granted under the Plan is approximately 3,200.
      Administration. The 1990 Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee may promulgate rules and regulations for the operation of the 1990 Plan and related agreements and generally supervises the administration of the 1990 Plan. The Committee determines the individuals to whom awards are made under the 1990 Plan, the amount of the awards, and the other terms and conditions of the awards, except that the Committee has delegated to a board committee consisting of the Chief Executive Officer the authority to grant awards with respect to a maximum of 50,000 shares to any eligible employee who is not at the time of such grant subject to the reporting requirements and liability provisions contained in Section 16 of the Securities Exchange Act of 1934 and the regulations thereunder. The Committee may also advance any waiting period, accelerate any exercise date, or waive or modify any restriction with respect to an award.
      Term of 1990 Plan. The Plan will continue until all shares available for issuance under the 1990 Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors has the power to suspend, terminate, modify or amend the 1990 Plan at any time.
      Stock Options. The Committee may grant stock options to eligible individuals under the 1990 Plan. The Committee will determine the individuals to whom options will be granted, the exercise price of each option, the number of shares to be covered by each option, the period of each option, the times at which each option may be exercised, and whether each option is an Incentive Stock Option (intended to meet all of the requirements of an Incentive Stock Option as defined in Section 422 of the Code) or a non-statutory stock option. If an option is an Incentive Stock Option, the exercise price must be at least 100 percent of the fair market value of the underlying shares on the date of grant. If a grantee of an Incentive Stock Option at the time of grant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company, the exercise price may not be less than 110 percent of the fair market value of the underlying shares on the date of grant. If the option is a non-statutory stock option, the exercise price may not be less than 75 percent of the fair market value of the underlying shares on the date of grant, although the Company’s general practice is and has been to grant all options with an exercise price of at least 100 percent of the fair market value of the underlying shares on the date of grant. For purposes of determining the exercise price of options granted under the 1990 Plan, the fair market value of the Class B Stock will be deemed to be the closing price of the Class B Stock as reported in the NYSE-Composite Transactions in The Wall Street Journal, or such other reported value of the Class B Stock as shall be specified by the Committee, on the last trading day preceding the date of grant. No monetary consideration will be paid to the Company upon the granting of options.
      Options may be granted for varying periods established at the time of grant, not to exceed 10 years from the date of grant for Incentive Stock Options. Incentive Stock Options are nontransferable except in the event of the death of the holder. The Committee has discretion to allow non-statutory stock options to be transferred to immediate family members of the optionee, subject to certain limitations. Options will be exercisable in accordance with the terms of an option agreement entered into at the time of the grant. In the event of the death or other termination of an optionee’s employment with the Company, the 1990 Plan provides that the optionee’s options may be exercised for specified periods thereafter (one year in the case of termination by reason of death or disability and three months in the case of termination for any other reason). The 1990 Plan also provides that upon any termination of employment, the Committee may extend the exercise period for any period up to the expiration date of the option and may increase the portion of the option that is exercisable.
      The purchase price for shares purchased pursuant to the exercise of options must be paid in cash or, with the consent of the Committee, in whole or in part in shares of Class B Stock. With the consent of the Committee, an optionee may request the Company to apply the shares to be received on exercise of a portion of an option to satisfy the exercise price for additional portions of the option. Upon the exercise of an option, the number of shares subject to the option and the number of shares available for issuance under the 1990 Plan will be reduced by the number of shares issued upon exercise of the option. Option shares that are not purchased prior to the expiration, termination or cancellation of the related option will become available for future awards under the 1990 Plan.
      Stock Appreciation Rights. The Committee may grant stock appreciation rights (“SARs”) to eligible individuals under the 1990 Plan. SARs may, but need not, be granted in connection with an option. An SAR gives the holder the right to payment from the Company of an amount equal in value to the excess of the fair market value on the date of exercise of one share of Class B Stock over its fair market value on the date of grant (or, if granted in connection with an option, the exercise price per share under the option to which the SAR relates), multiplied by the number of shares covered by the portion of the SAR or option that is surrendered. The fair market value of the Class B Stock on the date of exercise shall be deemed to be the closing price of the Class B Stock as reported in the NYSE-Composite Transactions in The Wall Street Journal, or such other reported value of the Class B Stock as shall be specified by the Committee, on the date of exercise, or if such date is not a trading day, then on the immediately preceding trading day. An SAR holder will not pay the Company any cash consideration upon either the grant or exercise of an SAR, except for tax withholding amounts upon exercise.
      An SAR is exercisable only at the time or times established by the Committee. If an SAR is granted in connection with an option, it is exercisable only to the extent and on the same conditions that the related option is exercisable. Payment by the Company upon exercise of an SAR may be made in shares of Class B Stock valued at fair market value, or in cash, or partly in stock and partly in cash, as determined by the Committee. The Committee may withdraw any SAR granted under the 1990 Plan at any time and may impose any conditions upon the exercise of an SAR or adopt rules and regulations from time to time affecting the rights of holders of SARs. If an SAR is not exercised prior to the expiration, termination or cancellation of the SAR, the unissued shares subject to the SAR will become available for future awards under the 1990 Plan. Cash payments for SARs will not reduce the number of shares available for awards under the 1990 Plan. No SARs have been granted under the 1990 Plan.
      Stock Bonuses. The Committee may award Class B Stock to eligible individuals as stock bonuses under the 1990 Plan. The Committee will determine the individuals to receive stock bonuses, the number of shares to be awarded and the time of the award. No cash consideration (other than tax withholding amounts) will be paid by bonus recipients to the Company in connection with stock bonuses. Shares received as a stock bonus may be subject to terms, conditions and restrictions as determined by the Committee. Restrictions may include restrictions concerning transferability, forfeiture of the shares issued, or such other restrictions as the Committee may determine. Stock bonus shares that are forfeited to the Company will be available for future grant under the 1990 Plan.
      Restricted Stock. The Committee may award restricted shares to eligible individuals in such amounts, for such consideration (including promissory notes and services), subject to such restrictions, and on such terms as the Committee may determine. Restrictions may include restrictions concerning transferability, repurchase by the Company, forfeiture of the shares issued, or such other restrictions as the Committee may determine. No restricted shares may be issued for consideration that is less than 75 percent of the fair market value of such shares at the time of issuance. Restricted shares that are forfeited to or repurchased by the Company will be available for future grant under the 1990 Plan.
      Acceleration in Certain Events. The 1990 Plan provides for automatic acceleration of the vesting of options and SARs granted under the 1990 Plan in the event that the shareholders of the Company approve (i) certain transactions involving the Company and pursuant to which the Company is not the surviving entity or pursuant to which the Common Stock of the Company would be converted into cash, securities, or other property, (ii) a sale or other transfer of all or substantially all of the assets of the Company or (iii) adoption of any plan or proposal for the liquidation or dissolution of the Company. Such acceleration may also be effected at the discretion of the Committee in the event of a merger, consolidation or plan of exchange in which the Company is the surviving entity. These provisions relating to acceleration may, in certain circumstances, tend to discourage attempts to acquire the Company.

      The 1990 Plan also provides for automatic acceleration of options and related SARs held by any employee whose employment is terminated by reason of death, disability, or “retirement” as defined in the 1990 Plan.
      Corporate Mergers. The Committee may make awards under the 1990 Plan that have terms and conditions that vary from those specified in the Plan when such awards are granted in substitution for, or in connection with the assumption of, existing awards made by another corporation and assumed or otherwise agreed to be provided for by the Company in connection with a corporate merger or other similar transaction to which the Company or an affiliated Company is a party.
Tax Consequences
      Certain options authorized to be granted under the 1990 Plan are intended to qualify as “Incentive Stock Options” for federal income tax purposes. Under federal income tax law in effect as of the date of this proxy statement, an optionee will recognize no regular income upon grant or exercise of an Incentive Stock Option. The amount by which the market value of shares issued upon exercise of an Incentive Stock Option exceeds the exercise price, however, is included in the optionee’s alternative minimum taxable income and may, under certain conditions, be taxed under the alternative minimum tax. If an optionee exercises an Incentive Stock Option and does not dispose of any of the shares thereby acquired within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an optionee disposes of shares acquired upon exercise of an Incentive Stock Option before the expiration of either the one-year holding period or the two-year holding period specified in the foregoing sentence (a “disqualifying disposition”), the optionee will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the fair market value of the shares on the date of disposition over the option price. Any additional gain realized upon the disqualifying disposition will constitute capital gain. The Company will not be allowed any deduction for federal income tax purposes at either the time of grant or the time of exercise of an Incentive Stock Option. Upon any disqualifying disposition by an optionee, the Company will generally be entitled to a deduction to the extent the optionee realizes ordinary income.
      Certain options authorized to be granted under the 1990 Plan will be treated as non-statutory stock options for federal income tax purposes. Under federal income tax law in effect as of the date of this proxy statement, no income is generally realized by the grantee of a non-statutory stock option until the option is exercised. At the time of exercise of a non-statutory stock option, the optionee will realize ordinary income, and the Company will generally be entitled to a deduction, in the amount by which the fair market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold income taxes on such income if the optionee is an employee. Upon the sale of shares acquired upon exercise of a non-statutory stock option, the optionee will realize capital gain or loss equal to the difference between the amount realized from the sale and the fair market value of the shares on the date of exercise.
      An individual who receives stock under the 1990 Plan will generally realize ordinary income at the time of receipt unless the shares are not substantially vested for purposes of Section 83 of the Code. Absent an election under Section 83(b), an individual who receives shares that are not substantially vested will realize ordinary income in each year in which a portion of the shares substantially vests. The amount of ordinary income recognized in any such year will be the fair market value of the shares that substantially vest in that year less any consideration paid for the shares. The Company will generally be entitled to a deduction in the amount includable as ordinary income by the recipient at the same time or times as the recipient recognizes ordinary income with respect to the shares. The Company is required to withhold income taxes on such income if the recipient is an employee.
      Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. Under IRS regulations, compensation received through the exercise of an option or stock appreciation right will not be subject to the $1,000,000 limit if the option or stock appreciation right and the plan pursuant to which it is granted meet certain requirements. One requirement is shareholder approval at least once every five years of a per-employee limit on the number of shares as to which options and stock appreciation rights may be granted. Approval of this Proposal 4 will constitute approval of the per-employee limit under the 1990 Plan. Other requirements are that the option or stock appreciation right be granted by a committee of at least two outside directors and that the exercise price of the option or stock appreciation right be not less than fair market value of the Class B Stock on the date of grant. Accordingly, the Company believes that if this proposal is approved by shareholders, compensation received on exercise of options and stock appreciation rights granted under the 1990 Plan in compliance with all of the above requirements will continue to be exempt from the $1,000,000 deduction limit.
Board Recommendation
      The Board of Directors recommends that shareholders vote FOR approval of the amendments to the 1990 Plan. Holders of Class A Stock and Class B Stock will vote together as a single class on Proposal 4. If holders of a majority of the shares of Common Stock vote on the proposal, Proposal 4 will be adopted if a majority of the votes cast are cast for the proposal. Abstentions are considered votes cast and have the same effect as “no” votes in determining whether the proposal is adopted. Broker non-votes are not counted as voted on the proposal and therefore have no effect on the results of the vote.

PROPOSAL 5
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as independent registered public accounting firm to examine the Company’s consolidated financial statements for the fiscal year ending May 31, 2006 and to render other professional services as required.
      The Audit Committee is submitting the appointment of PricewaterhouseCoopers LLP to shareholders for ratification.
      Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to questions.
      Aggregate fees billed by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, for audit services related to the most recent two fiscal years, and for other professional services billed in the most recent two fiscal years, were as follows:

Type of Service	2005	2004

Audit Fees(1)	$6.6 million	$3.1 million
Audit-Related Fees(2)	$0.4 million	$0.2 million
Tax Fees(3)	$2.1 million	$1.8 million
All Other Fees(4)	$0.7 million	$0.7 million

Total	$9.8 million	$5.8 million

(1)	Comprised of the audits of the Company’s annual financial statements and reviews of the Company’s quarterly financial statements, as well as statutory audits of Company subsidiaries, attest services, comfort letters and consents to SEC filings. Audit fees during fiscal 2005 also included audit services related to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 regarding internal controls over financial reporting.

(2)	Comprised of employee benefit plan audits, acquisition due diligence, and consultations regarding financial accounting and reporting.

(3)	Comprised of services for tax compliance, tax planning, and tax advice. Tax compliance includes services related to the preparation or review of original and amended tax returns for the Company and its consolidated subsidiaries and represents $1.3 million and $1.2 million of the tax fees for fiscal 2005 and 2004, respectively. The remaining tax fees primarily include tax advice.

(4)	Comprised of services for the preparation of tax returns for expatriate employees and other miscellaneous services, including for 2004, labor and corporate responsibility audits and computer system access security (completed by May 6, 2004 in accordance with transition rules).
      In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee established policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee. During fiscal 2005, fees totaling $19,025, or 0.2% of total fees, were paid to PricewaterhouseCoopers LLP for several small engagements in foreign locations that were not pre-approved, but were approved by the Audit Committee promptly after their inadvertent omission from pre-approval was noticed.
      Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following Report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee has:

•	Reviewed and discussed the audited financial statements with management.

•	Discussed with the independent auditors the matters required to be discussed by SAS 61.

•	Received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent accountant the independent accountant’s independence.

•	Based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.
      Members of the Audit Committee:

Alan B. Graf, Jr., Chairman
John G. Connors
Delbert J. Hayes
Orin C. Smith

OTHER MATTERS
      As of the time this proxy statement was printed, management was unaware of any proposals to be presented for consideration at the Annual Meeting other than those set forth herein, but if other matters do properly come before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy according to their best judgment.
SHAREHOLDER PROPOSALS
      A proposal by a shareholder for inclusion in the Company’s proxy statement and form of proxy for the 2006 annual meeting of shareholders must be received by John F. Coburn III, Assistant Secretary of NIKE, at One Bowerman Drive, Beaverton, Oregon 97005-6453, on or before April 14, 2006 to be eligible for inclusion. Rules under the Securities Exchange Act of 1934 describe standards as to the submission of shareholder proposals. In addition, the Company’s bylaws require that any shareholder wishing to make a nomination for Director, or wishing to introduce a proposal or other business at a shareholder meeting must give the Company at least 60 days’ advance written notice, and that notice must meet certain requirements described in the bylaws.

For the Board of Directors

LINDSAY D. STEWART
Secretary

EXHIBIT A
NIKE, Inc.
Charter of the Audit Committee
Purpose
      The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of NIKE, Inc. (the “Company”) is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, and internal controls of the Company. The Committee’s purpose includes assisting the Board’s oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditor.
      The Committee’s purpose also includes preparing the report of the Committee that the Securities and Exchange Commission (“SEC”) rules require to be included in the Company’s annual proxy statement.
Membership
      The Audit Committee shall consist of at least three directors as determined by the Board. The Committee members shall meet the independence, financial literacy, and other requirements of the NYSE and all other applicable rules, regulations, and statutes. At least one of the members must be a financial expert as defined by applicable rules, regulations, and statutes. The chair of the Committee shall be designated by the Board and shall have accounting or related financial management expertise. A member of the Committee may not simultaneously serve on the audit committee of more than three public companies unless such service is approved by the Board upon its determination, based on the recommendation of the Nominating and Corporate Governance Committee, that the simultaneous service would not impair the ability of the member to effectively serve on the Company’s Audit Committee. A member of the Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board, or any other Board committee, accept any consulting, advisory, or other compensatory fee from the Company, or be an affiliated person of the Company or a subsidiary thereof. The chair and the members of the Committee shall be appointed by the Board of Directors approximately annually.

Meetings
      The Committee shall meet with such frequency and at such intervals as it determines is necessary to carry out its duties and responsibilities. The Committee may permit attendance at meetings by management and such ex officio members as the Committee may determine appropriate or advisable from time to time. The Committee shall report regularly to the Board on matters within the Committee’s responsibilities, and shall maintain minutes of Committee meetings.
Duties and Responsibilities
      The Committee will have the following duties and responsibilities:

1. The sole authority to retain, with shareholder ratification, and terminate the Company’s independent auditor, to approve all audit engagement fees, compensation and terms, and to directly oversee the work of the independent auditor with respect to the annual audit of the Company.

2. To instruct the Company’s independent auditor that it is to report directly to the Committee.

3. The sole authority to approve in advance all audit and legally permitted non-audit services to be provided by any independent public accountants; provided, however, that advance approval of non-audit services shall not be required if:

a. the aggregate amount of fees for all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the non-audit services are provided;

b. the services were not recognized by the Company at the time of the engagement to be non-audit services; and

c. the services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee.

4. The sole authority to delegate to one or more designated members of the Committee who are independent directors of the Board, the authority to grant advance approvals of audit and non-audit services as described in Section 3 above.

5. At least annually, to obtain and review a report by the independent auditor describing: the firm’s internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Company.

6. At least annually, to evaluate the independent auditor’s qualifications, performance, and independence, which evaluation shall include the review and evaluation of the lead partner of the independent auditor and a review of the report referred to in Section 5 above. In making its evaluation, the Committee shall take into account the opinions of management and the Company’s internal auditors. The Committee shall further ensure the rotation of the lead audit and review partners every five years, or more frequently as the Committee shall determine in its sole discretion. The Committee shall decide as to whether the Company is obtaining high quality audits and whether rotation of the auditor would be helpful. The Committee shall present its conclusions with respect to the independent auditor to the Board.

7. To discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

8. To review NIKE’s Annual Report to be filed with the SEC on Form 10-K, and recommend to the Board that the audited financial statements be included in the Form 10-K.

9. To discuss with the independent auditor any items required to be communicated by the independent auditor in accordance with SAS 61 and 100.

10. To discuss with the Chief Executive Officer and the Chief Financial Officer the individual certifications required to be filed with the Company’s periodic reports to the SEC.

11. To discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

12. To engage and compensate independent counsel and other advisors, as the Committee determines necessary to carry out its duties.

13. To discuss policies with respect to risk assessment and risk management and to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

14. To meet separately, at least quarterly, with management, with internal auditors, and with the independent auditor.

15. To review with the independent auditor any audit problems or difficulties and management’s response, including, but not limited to, any restriction on the scope of the independent auditor’s activities or on access to requested information, any significant disagreements with management, any accounting adjustments that were noted or proposed by the auditor but were passed as immaterial or otherwise, any communications between the audit team and audit firm’s national office respecting auditing or accounting issues presented by the engagement, and any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The review shall also include discussion of the responsibilities, budget and staffing of the Company’s internal audit function.

16. To resolve disagreements between management and the independent auditor regarding financial reporting.

17. To obtain from the Company’s independent auditor any information required to be provided pursuant to Rule 2-07 of Regulation S-X.

18. To review and approve, if appropriate, the internal audit charter and any changes thereto.

19. To ensure that the chief internal auditor is independent of the Company’s management and to concur in the selection, retention, and dismissal of the chief internal auditor.

20. To review management’s assessment of the the effectiveness of the Company’s accounting and internal control structure and procedures.

21. To establish procedures for (i) the receipt, retention, treatment, processing and resolution of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

22. To set hiring policies for employees or former employees of the independent auditor all in accordance with applicable legal requirements.

23. To meet periodically with the general counsel or other legal counsel to review legal and regulatory matters, including any matters that may have a material effect on the financial statements of the Company.

24. To meet periodically with the Company’s internal Clearance Director, who will (i) review and approve in advance all trades of NIKE common stock owned by the Company’s directors and officers who are subject to Section 16 of the “34 Act, (ii) be a member of, and be provided with all information furnished to, the Disclosure Committee, (iii) meet at least annually with the Company’s directors and officers to inform them of the stock trading policies and procedures applicable to them, and (iv) provide periodic reports to the Committee regarding the performance of his or her duties and any issues or problems encountered.

25. To receive reports from the Company’s internal Disclosure Committee, which is responsible for quarterly review of material issues regarding accounting, financial reporting, public disclosure, internal control, and fraud issues in respect of the financial statements of the Company.

26. To report regularly to the Board any material issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, or the performance of the internal audit function.

27. To direct the preparation of and approve the Audit Committee Report for inclusion in the annual Proxy Statement that summarizes the Committee’s activities in compliance with Item 7 of Schedule 14A under the Securities Exchange Act of 1934.

28. To direct the preparation and execution of the NYSE’s annual written affirmation of director independence and qualifications to serve on the Committee as required by the NYSE Listed Company Manual.

29. To annually evaluate the performance of the Committee and report the results of the Committee performance evaluation to the Board.

30. To review and assess annually the adequacy of the Committee’s charter.

31. To perform such additional activities and consider such other matters within the scope of its responsibilities as the Committee or the Board deems necessary or appropriate.

EXHIBIT B
NIKE, Inc.
Executive Performance Sharing Plan*
      This is the Executive Performance Sharing Plan of NIKE, Inc. for the payment of incentive compensation to designated employees.
      Section 1.     Definitions. The following terms have the following meanings:

Board: The Board of Directors of the Company.

Code: The Internal Revenue Code of 1986, as amended.

Committee: The Compensation [Personnel] Committee of the Board, provided however, if the Compensation [Personnel] Committee of the Board is not composed entirely of Outside Directors, the “Committee” shall mean a committee composed entirely of at least two Outside Directors appointed by the Board from time to time.

Company: NIKE, Inc.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Outside Directors: The meaning ascribed to this term in Section 162(m) of the Code and the regulations proposed or adopted thereunder.

Performance Target: An objectively determinable level of performance as selected by the Committee to measure performance of the Company or any subsidiary, division, or other unit of the Company for the Year based on one or more of the following: net income, net income before taxes, operating income, revenues, return on sales, return on equity, earnings per share, total shareholder return, or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, restructuring, or other special charges, as determined by the Committee at the time of establishing a Performance Target.

Plan: The Executive Performance Sharing Plan of the Company.

Target Award: An amount of cash compensation to be paid to a Plan participant based on achievement of a particular Performance Target level established by the Committee, expressed as a percentage of the participant’s base salary at the beginning of the Year, determined in accordance with guidelines established by the Committee.

Year: The fiscal year of the Company.

* Matters in bold and underlined are new; matters in brackets and italics are to be deleted.

      Section 2.     Objectives. The objectives of the Plan are to:

(a) recognize and reward on an annual basis the Company’s corporate officers for their contributions to the overall profitability and performance of the Company; and

(b) qualify compensation under the Plan as “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.
      Section 3.     Administration. The Plan will be administered by the Committee. Subject to the provisions of the Plan, the Committee will have full authority to interpret the Plan, to establish and amend rules and regulations relating to it, to determine the terms and provisions for making awards and to make all other determinations necessary or advisable for the administration of the Plan.
      Section 4.     Participation. Participation in the Plan shall be limited to individuals who are corporate officers of the Company.
      Section 5.     Determination of the Performance Targets and Awards. The Committee shall determine, in its sole discretion, the Performance Targets and Target Award opportunities for each participant, within 90 days of the beginning of each Year. The Committee may establish (i) several Performance Target levels for each participant, each corresponding to a different Target Award opportunity, and (ii) different Performance Targets and Target Award opportunities for each participant in the Plan. The maximum Target Award opportunity under the Plan for a participant in any Year shall be the lesser of 200% [150%] of the participant’s base salary established at the beginning of the Year, or $5 [$2] million. For competitive reasons, the specific Performance Targets determined by the Committee will not be publicly disclosed.
      Section 6.     Determination of Plan Awards. At the conclusion of the Year, in accordance with Section 162(m)(4)(C)(iii) of the Code, prior to the payment of any award under the Plan, the Committee shall certify in the Committee’s internal meeting minutes the attainment of the Performance Targets for the Year and the calculation of the awards. No award shall be paid if the related Performance Target is not met. In no event shall an award to any participant exceed the lesser of 200% [150%] of the participant’s base salary, or $5 [$2] million. The Committee may, in its sole discretion, reduce or eliminate any participant’s calculated award based on circumstances relating to the performance of the Company or the participant. Awards will be paid in cash as soon as practicable following the Committee’s certification of the awards.
      Section 7.     Termination of Employment. The terms of a Target Award may provide that in the event of a participant’s termination of employment for any reason during a Year, the participant (or his or her beneficiary) will receive, at the time provided in Section 6, all or any portion of the award to which the participant would otherwise have been entitled.

      Section 8.     Miscellaneous.
      (a) Amendment and Termination of the Plan. The Committee with the approval of the Board may amend, modify or terminate the Plan at any time and from time to time except insofar as approval by the Company’s shareholders is required pursuant to Section 162(m)(4)(C)(ii) of the Code. The Plan shall terminate at the first shareholder meeting that occurs in the fifth Year after the Company’s shareholders approve the Plan. Notwithstanding the foregoing, no such amendment, modification or termination shall affect the payment of Target Awards previously established.
      (b) No Assignment. Except as otherwise required by applicable law, no interest, benefit, payment, claim or right of any participant under the plan shall be subject in any manner to any claims of any creditor of any participant or beneficiary, nor to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to take any such action shall be null and void.
      (c) No Rights to Employment. Nothing contained in the Plan shall give any person the right to be retained in the employment of the Company or any of its subsidiaries. The Company reserves the right to terminate a participant at any time for any reason notwithstanding the existence of the Plan.
      (d) Beneficiary Designation. The Committee shall establish such procedures as it deems necessary for a participant to designate a beneficiary to whom any amounts would be payable in the event of a participant’s death.
      (e) Plan Unfunded. The entire cost of the Plan shall be paid from the general assets of the Company. The rights of any person to receive benefits under the Plan shall be only those of a general unsecured creditor, and neither the Company nor the Board nor the Committee shall be responsible for the adequacy of the general assets of the Company to meet and discharge Plan liabilities, nor shall the Company be required to reserve or otherwise set aside funds for the payment of its obligations hereunder.
      (f) Applicable Law. The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Oregon.

EXHIBIT C
NIKE, Inc. 1990 Stock Incentive Plan
      1. Purpose. The purpose of this Stock Incentive Plan (the “Plan”) is to enable NIKE, Inc. (the “Company”) to attract and retain as directors, officers, employees, consultants, advisors and independent contractors people of initiative and ability and to provide additional incentives to such persons.
      2. Shares Subject to the Plan. Subject to adjustment as provided below and in paragraph 10, the shares to be offered under the Plan shall consist of Class B Common Stock of the Company (“Shares”), and the total number of Shares that may be issued under the Plan shall not exceed sixty-six [fifty] million (66,000,000 [50,000,000]) Shares. If an option or stock appreciation right granted under the Plan expires, terminates or is canceled, the unissued Shares subject to such option or stock appreciation right shall again be available under the Plan. If Shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of Shares forfeited or repurchased shall again be available under the Plan.
      3. Effective Date and Duration of Plan.
      (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors of the Company. However, no option or stock appreciation right granted under the Plan shall become exercisable until the Plan is approved by the affirmative vote of the holders of a majority of the Common Stock of the Company represented at a shareholders meeting at which a quorum is present and any awards under the Plan prior to such approval shall be conditioned on and subject to such approval. Subject to this limitation, options and stock appreciation rights may be granted and Shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.
      (b) Duration. The Plan shall continue in effect until all Shares available for issuance under the Plan have been issued and all restrictions on such Shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options and Shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, any right of the Company to repurchase Shares or the forfeitability of Shares issued under the Plan.
      4. Administration.
      The Plan shall be administered by a committee appointed by the Board of Directors of the Company consisting of not less than two directors (the “Committee”), which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards, except that only the Board of Directors may amend or terminate the Plan as provided in paragraphs 3 and 13. Subject to the provisions of the Plan, the Committee may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to Shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Committee shall be final and conclusive. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. Notwithstanding anything to the contrary contained in this Paragraph 4, the Board of Directors may delegate to the Chief Executive Officer of the Company, as a one-member committee of the Board of Directors, the authority to grant awards with respect to a maximum of 50,000 Shares to any eligible employee who is not, at the time of such grant, subject to the reporting requirements and liability provisions contained in Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the regulations thereunder.
      5. Types of Awards; Eligibility. The Committee may, from time to time, take the following action, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as provided in paragraph 6(b); (ii) grant options other than Incentive Stock Options (“Non-Statutory Stock Options”) as provided in paragraph 6(c); (iii) award stock bonuses as provided in paragraph 7; (iv) sell shares subject to restrictions as provided in paragraph 8; and (v) grant stock appreciation rights as provided in paragraph 9. Any such awards may be made to employees, including employees who are officers or directors, of the Company or any parent or subsidiary corporation of the Company and to other individuals described in paragraph 1 who the Committee believes have made or will make an important contribution to the Company or its subsidiaries; provided, however, that only employees of the Company shall be eligible to receive Incentive Stock Options under the Plan. The Committee shall select the individuals to whom awards shall be made. The Committee shall specify the action taken with respect to each individual to whom an award is made under the Plan. No employee may be granted options or stock appreciation rights under the Plan for more than 400,000 [200,000] Shares in any calendar year.
      6. Option Grants.
      (a) Grant. The Committee may grant options under the Plan. With respect to each option grant, the Committee shall determine the number of Shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option.

      (b) Incentive Stock Options. Incentive Stock Options shall be subject to the following terms and conditions:

(i) An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the option price is at least 110 percent of the fair market value of the Shares subject to the option on the date it is granted, as described in paragraph 6(b)(iii), and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

(ii) Subject to paragraphs 6(b)(i) and 6(d), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

(iii) The option price per share shall be determined by the Committee at the time of grant. Subject to paragraph 6(b)(i), the option price shall not be less than 100 percent of the fair market value of the Shares covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be deemed to be the closing price of the Class B Common Stock of the Company as reported in the New York Stock Exchange Composite Transactions in the Wall Street Journal on the day preceding the date the option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other reported value of the Class B Common Stock of the Company as shall be specified by the Committee.

(iv) No Incentive Stock Option shall be granted on or after the tenth anniversary of the last action by the Board of Directors approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.
      (c) Non-Statutory Stock Options. The option price for Non-Statutory Stock Options shall be determined by the Committee at the time of grant. The option price may not be less than 75 percent of the fair market value of the Shares covered by the Non-Statutory Stock Option on the date the option is granted. The fair market value of Shares covered by a Non-Statutory Stock Option shall be determined pursuant to paragraph 6(b)(iii).
      (d) Exercise of Options. Except as provided in paragraph 6(f), no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by the Company or any parent or subsidiary corporation of the Company and shall have been so employed continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Committee shall not, however, be deemed an interruption of employment for this purpose. Except as provided in paragraphs 6(f), 10 and 11, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Committee, provided that options shall not be exercised for fractional shares.

Unless otherwise determined by the Committee, if the optionee does not exercise an option in any one year with respect to the full number of Shares to which the optionee is entitled in that year, the optionee’s rights shall be cumulative and the optionee may purchase those Shares in any subsequent year during the term of the option.
      (e) Nontransferability. Except as provided below, each stock option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, and each option by its terms shall be exercisable during the optionee’s lifetime only by the optionee. A stock option may be transferred by will or by the laws of descent and distribution of the state or country of the optionee’s domicile at the time of death. A Non-Statutory Stock Option shall also be transferable pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. The Committee may, in its discretion, authorize all or a portion of a Non-Statutory Stock Option granted to an optionee to be on terms which permit transfer by the optionee to (i) the spouse, children or grandchildren of the optionee (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of Immediate Family Members, or (iii) a partnership in which Immediate Family Members are the only partners, provided that (x) there may be no consideration for any transfer, (y) the stock option agreement pursuant to which the options are granted must expressly provide for transferability in a manner consistent with this paragraph, and (z) subsequent transfers of transferred options shall be prohibited except by will or by the laws of descent and distribution. Following any transfer, options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of paragraphs 6(d), 6(g), 10 and 11 the term “optionee” shall be deemed to refer to the transferee. The events of termination of employment of paragraph 6(f), shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified, and all other references to employment, termination of employment, life or death of the optionee, shall continue to be applied with respect to the original optionee.
      (f) Termination of Employment or Death.
      (i) Unless otherwise provided at the time of grant, in the event the employment of the optionee by the Company or a parent or subsidiary corporation of the Company terminates for any reason other than because of retirement, physical disability or death, the option may be exercised at any time prior to the expiration date of the option or the expiration of three months after the date of such termination of employment, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.
      (ii) Unless otherwise provided at the time of grant, in the event the employment of the optionee by the Company or a parent or subsidiary corporation of the Company terminates as a result of the optionee’s retirement, the option may be exercised by the optionee to the extent specified in this paragraph 6(f)(ii) at any time prior to the expiration date of the option or the expiration of three months after the date of such termination of employment, whichever is the shorter period. For purposes of this paragraph 6(f), “retirement” means a termination of employment that occurs at a time when (A) the optionee’s retirement point total is at least 55, and (B) the optionee has at least five full years of service as an employee of the Company or a parent or subsidiary corporation of the Company. For purposes of this paragraph 6(f), “retirement point total” means the sum of the optionee’s age in full years plus the optionee’s full years of service as an employee of the Company or a parent or subsidiary corporation of the Company. Upon retirement, the optionee may exercise the portion of the option that the optionee was entitled to exercise immediately prior to retirement plus a percentage of the remaining unvested portion of the option based on the optionee’s retirement point total at the time of retirement as set forth in the following table:

Percent of Unvested Option
Retirement Point Total	that Becomes Exercisable

55 or 56	20%
57	40%
58	60%
59	80%
60	100%
      (iii) Unless otherwise provided at the time of grant, in the event the employment of the optionee by the Company or a parent or subsidiary corporation of the Company terminates because the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code), the option may be exercised by the optionee free of the limitations on the amount that may be purchased in any one year specified in the option agreement at any time prior to the expiration date of the option or the expiration of one year after the date of such termination, whichever is the shorter period.
      (iv) Unless otherwise provided at the time of grant, in the event of the death of the optionee while in the employ of the Company or a parent or subsidiary corporation of the Company, the option may be exercised free of the limitations on the amount that may be purchased in any one year specified in the option agreement at any time prior to the expiration date of the option or the expiration of one year after the date of such death, whichever is the shorter period, but only by the person or persons to whom such optionee’s rights under the option shall pass by the optionee’s will or by the laws of descent and distribution of the state or country of domicile at the time of death.
      (v) The Committee, at the time of grant or at any time thereafter, may extend the three-month and one-year expiration periods any length of time not later than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Committee may determine.
      (vi) To the extent that the option of any deceased optionee or of any optionee whose employment terminates is not exercised within the applicable period, all further rights to purchase Shares pursuant to such option shall cease and terminate.

      (g) Purchase of Shares. Unless the Committee determines otherwise, Shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee’s intention to exercise, specifying the number of Shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee’s present intention to acquire the Shares for investment and not with a view to distribution. Unless the Committee determines otherwise, on or before the date specified for completion of the purchase of Shares pursuant to an option, the optionee must have paid the Company the full purchase price of such Shares in cash or with the consent of the Committee, in whole or in part, in Common Stock of the Company valued at fair market value. The fair market value of Common Stock of the Company provided in payment of the purchase price shall be the closing price of the Common Stock of the Company as reported in the New York Stock Exchange Composite Transactions in the Wall Street Journal or such other reported value of the Common Stock of the Company as shall be specified by the Committee, on the date the option is exercised, or if such date is not a trading day, then on the immediately preceding trading day. No Shares shall be issued until full payment therefor has been made. With the consent of the Committee, an optionee may request the Company to apply automatically the Shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. With the consent of the Committee, an optionee may satisfy this obligation, in whole or in part, by having the Company withhold from the Shares to be issued upon the exercise that number of Shares that would satisfy the withholding amount due or by delivering Common Stock of the Company to the Company to satisfy the withholding amount. Upon the exercise of an option, the number of Shares reserved for issuance under the Plan shall be reduced by the number of Shares issued upon exercise of the option.
      7. Stock Bonuses. The Committee may award Shares under the Plan as stock bonuses. Shares awarded as a stock bonus shall be subject to the terms, conditions, and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability and forfeiture of the Shares awarded, together with such other restrictions as may be determined by the Committee. The Committee may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Committee. The certificates representing the Shares awarded shall bear any legends required by the Committee. The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the recipient, including salary, subject to applicable law. With the consent of the Committee, a recipient may deliver Common Stock of the Company to the Company to satisfy this withholding obligation. Upon the issuance of a stock bonus, the number of Shares reserved for issuance under the Plan shall be reduced by the number of Shares issued.
      8. Restricted Stock. The Committee may issue Shares under the Plan for such consideration (including promissory notes and services) as determined by the Committee, provided that in no event shall the consideration be less than 75 percent of fair market value of the Shares at the time of issuance. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the Shares issued, together with such other restrictions as may be determined by the Committee. All Shares issued pursuant to this paragraph 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective recipient of the Shares prior to the delivery of certificates representing such Shares to the recipient. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Committee. The certificates representing the Shares shall bear any legends required by the Committee. The Company may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the purchaser, including salary, subject to applicable law. With the consent of the Committee, a purchaser may deliver Common Stock of the Company to the Company to satisfy this withholding obligation. Upon the issuance of restricted stock, the number of Shares reserved for issuance under the Plan shall be reduced by the number of Shares issued.
      9. Stock Appreciation Rights.
      (a) Grant. Stock appreciation rights may be granted under the Plan by the Committee, subject to such rules, terms, and conditions as the Committee prescribes.
      (b) Exercise.

(i) A stock appreciation right shall be exercisable only at the time or times established by the Committee. If a stock appreciation right is granted in connection with an option, the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised. Upon exercise of a stock appreciation right, any option or portion thereof to which the stock appreciation right relates terminates. If a stock appreciation right is granted in connection with an option, upon exercise of the option, the stock appreciation right or portion thereof to which the option relates terminates.

(ii) The Committee may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted before adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

(iii) Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Class B Common Stock of the Company over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the option price per Share under the option to which the stock appreciation right relates), multiplied by the number of Shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. Payment by the Company upon exercise of a stock appreciation right may be made in Shares valued at fair market value, in cash, or partly in Shares and partly in cash, all as determined by the Committee.

(iv) For purposes of this paragraph 9, the fair market value of the Class B Common Stock of the Company on the date a stock appreciation right is exercised shall be the closing price of the Class B Common Stock of the Company as reported in the New York Stock Exchange Composite Transactions in the Wall Street Journal, or such other reported value of the Class B Common Stock of the Company as shall be specified by the Committee, on the date the stock appreciation right is exercised, or if such date is not a trading day, then on the immediately preceding trading day.

(v) No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash shall be paid in an amount equal to the value of the fractional share.

(vi) Each stock appreciation right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or county of the holder’s domicile at the time of death, and each stock appreciation right by its terms shall be exercisable during the holder’s lifetime only by the holder; provided, however, that a stock appreciation right not granted in connection with an Incentive Stock Option shall also be transferable pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act.

(vii) Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant including salary, subject to applicable law. With the consent of the Committee a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any Shares to be issued upon the exercise that number of Shares that would satisfy the withholding amount due or by delivering Common Stock of the Company to the Company to satisfy the withholding amount.

(viii) Upon the exercise of a stock appreciation right for Shares, the number of Shares reserved for issuance under the Plan shall be reduced by the number of Shares issued. Cash payments of stock appreciation rights shall not reduce the number of Shares reserved for issuance under the Plan.

      10. Changes in Capital Structure. If the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Committee in the number and kind of shares available for awards under the Plan, provided that this paragraph 10 shall not apply with respect to transactions referred to in paragraph 11. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding options and stock appreciation rights, or portions thereof then unexercised, shall be exercisable, to the end that the optionee’s proportionate interest is maintained as before the occurrence of such event. The Committee may also require that any securities issued in respect of or exchanged for Shares issued hereunder that are subject to restrictions be subject to similar restrictions. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustments made by the Committee shall be conclusive. In the event of a merger, consolidation or plan of exchange affecting the Company to which paragraph 11 does not apply, in lieu of providing for options and stock appreciation rights as provided above in this paragraph 10, the Committee may, in its sole discretion, provide a 30-day period prior to such event during which optionees shall have the right to exercise options and stock appreciation rights in whole or in part without any limitation on exercisability and upon the expiration of such 30-day period all unexercised options and stock appreciation rights shall immediately terminate.
      11. Special Acceleration in Certain Events.
      (a) Special Acceleration. Notwithstanding any other provisions of the Plan, a special acceleration (“Special Acceleration”) of options and stock appreciation rights outstanding under the Plan shall occur with the effect set forth in paragraph 11(b) at any time when the shareholders of the Company approve one of the following (“Approved Transactions”):

(i) Any consolidation, merger, plan of exchange, or transaction involving the Company (“Merger”) in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a Merger involving the Company in which the holders of the Common Stock of the Company immediately prior to the Merger have the same proportionate ownership of common stock of the surviving corporation after the Merger; or

(ii) Any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution of the Company.
      (b) Effect on Outstanding Options and Stock Appreciation Rights. Except as provided below in this paragraph 11(b), upon a Special Acceleration pursuant to paragraph 11(a), all options and stock appreciation rights then outstanding under the Plan shall immediately become exercisable in full during the remainder of their terms; provided, the Committee may, in its sole discretion, provide a 30-day period prior to an Approved Transaction during which optionees shall have the right to exercise options and stock appreciation rights, in whole or in part, without any limitation on exercisability, and upon the expiration of such 30-day period all unexercised options and stock appreciation rights shall immediately terminate.
      12. Corporate Mergers, Acquisitions, etc. The Committee may also grant options, stock appreciation rights, and stock bonuses and issue restricted stock under the Plan having terms, conditions and provisions that vary from those specified in this Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses, and restricted stock, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a parent or subsidiary corporation of the Company is a party.
      13. Amendment of Plan. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 6(f), 9, 10 and 11, however, no change in an award already granted shall be made without the written consent of the holder of such award.
      14. Approvals. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange or trading system on which the

Company’s shares may then be listed or admitted for trading, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Class B Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.
      15. Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any parent or subsidiary corporation of the Company or shall interfere in any way with the right of the Company or any parent or subsidiary corporation of the Company by whom such employee is employed to terminate such employee’s employment at any time, for any reason, with or without cause, or to increase or decrease such employee’s compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.
      16. Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Shares until the date of issue to the recipient of a stock certificate for such Shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

ANNUAL
MEETING
AND
PROXY STATEMENT
September 20, 2005
Memphis, Tennessee
This proxy statement is printed on recycled paper

NIKE, INC.
P.O. BOX 43069
PROVIDENCE, RI 02940-3069
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by NIKE, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NIKE, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NIKE A1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NIKE, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2, 3, 4 AND 5.

		For All	Withhold All	For All Except	To withhold authority to vote for any nominee(s), mark “For All Except” and write
1.	Election of Directors:				the nominee’s number on the line below.
	Nominees: 01) John G. Connors, 02) Ralph D. DeNunzio,	☐	☐	☐
03) Douglas G. Houser, 04) Philip H. Knight, 05) William D. Perez, 06) Orin C. Smith, 07) John R. Thompson, Jr.

		For	Against	Abstain
2.	Proposal to amend the Articles of Incorporation to increase the number of authorized shares.	☐	☐	☐

3.	Proposal to re-approve and amend the NIKE, Inc. Executive Performance Sharing Plan.	☐	☐	☐

4.	Proposal to amend the NIKE, Inc. 1990 Stock Incentive Plan.	☐	☐	☐

5.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

(Please date and sign below exactly as your name or names appear hereon. Joint owners should each sign personally. Corporate proxies should be signed in full corporate name by an authorized officer and attested. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.)

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

NIKE, INC.
CLASS A COMMON STOCK PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2005 MEETING OF SHAREHOLDERS
SEPTEMBER 20, 2005
The undersigned hereby appoints Philip H. Knight, William D. Perez and Douglas G. Houser, and each of them, proxies with full power of substitution, to vote, as designated on the reverse side, on behalf of the undersigned, all shares of Class A Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of NIKE, Inc. on September 20, 2005, and any adjournments thereof, with all powers that the undersigned would possess if personally present. A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, AND FOR PROPOSALS 2, 3, 4 AND 5. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.
YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES CANNOT VOTE THESE SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR PROPERLY VOTE BY PHONE OR INTERNET.

Address Change/Comments:

If you noted address changes or comments above, please mark the corresponding box on the reverse side.

NIKE, INC.
P.O. BOX 43069
PROVIDENCE, RI 02940-3069
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by NIKE, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NIKE, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NIKEB1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NIKE, INC.
THE BOARD OF DIRECTORS RECOMMENDS A
VOTE FOR PROPOSALS 2, 3, 4 AND 5.

1.	Election of Directors: Nominees: 01) Jill K. Conway
02) Alan B. Graf, Jr.
03) Jeanne P. Jackson

For All	Withhold All	For All Except

☐	☐	☐
To withhold authority to vote for any nominee(s), mark “For All Except” and write the nominee’s number on the line below.

		For	Against	Abstain

2.	Proposal to amend the Articles of Incorporation to increase the number of authorized shares.	☐	☐	☐

3.	Proposal to re-approve and amend the NIKE, Inc. Executive Performance Sharing Plan.	☐	☐	☐

4.	Proposal to amend the NIKE, Inc. 1990 Stock Incentive Plan.	☐	☐	☐

5.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.                    ☐
(Please date and sign below exactly as your name or names appear hereon. Joint owners should each sign personally. Corporate proxies should be signed in full corporate name by an authorized officer and attested. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NIKE, INC.
CLASS B COMMON STOCK PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2005 MEETING OF SHAREHOLDERS
SEPTEMBER 20, 2005
The undersigned hereby appoints Philp H. Knight, William D. Perez and Douglas G. Houser, and each of them, proxies with full power of substitution, to vote, as designated on the reverse side, on behalf of the undersigned all shares of Class B Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of NIKE, Inc. on September 20, 2005, and any adjournments thereof, with all powers that the undersigned, would possess if personally present. A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, AND FOR PROPOSALS 2, 3, 4 and 5. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.
YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES CANNOT VOTE THESE SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR PROPERLY VOTE BY PHONE OR INTERNET.
Address Change/Comments:

If you noted address changes or comments above, please mark the corresponding box on the reverse side.